EXHIBIT 10.3

EXECUTION COPY

LEASE AGREEMENT

by and between

CIT CRE LLC,

a Delaware limited liability company,

as Landlord

and

LEONARD’S METAL, INC.,

a Missouri corporation,

as Tenant

Dated as of: December 28, 2006

EXHIBITS:

Exhibit A - Initial Premises

Exhibit B - Additional Premises

Exhibit C - Building Equipment

Exhibit D - Minimum Rent Allocation Schedule

Exhibit E - Certification Related to the USA Patriot Act

Exhibit F - Determination of Fair Market Rental Value of the Leased Premises

Exhibit G - Environmental Reports

Exhibit H - Form of Certification

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LEASE AGREEMENT

LEASE AGREEMENT, made as of this 28th day of December, 2006, between CIT CRE LLC, a Delaware limited liability company, or nominee, with an address c/o CIT Lending Services Corporation, 1 CIT Drive, Livingston, NJ 07039 (“Landlord”), and LEONARD’S METAL, INC., a Missouri corporation, with an address c/o LMI Aerospace, Inc., P.O. Box 900, St. Charles, Missouri 63302-0900 (“Tenant”).

In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

1. Certain Definitions. As used herein, the following terms shall have the following meaning:

“Acquisition Date” means the date on which Landlord has acquired all properties and assets and interests in property comprising the Initial Premises and the Additional Premises.

“Additional Premises” has the meaning assigned to such term in Section 2.

“Additional Rent” has the meaning assigned to such term in Section 7.

“Adjustment Date” has the meaning assigned to such term in Section 6.

“Affiliate” of any Person means any Person (presently existing or hereafter created or acquired) controlling, controlled by or under common control with the specified Person, and “control” of a Person (including, with correlative meaning, the terms “controlled by” and “under common control with”) means the power to direct or cause the direction of the management, policies or affairs of the controlled Person, whether through ownership of securities or partnership or other ownership interests, directly or indirectly, by contract or otherwise.

“Alterations” means all changes, additions, improvements or repairs to, all alterations, reconstructions, renewals, replacements or removals of and all substitutions or replacements for any of the Improvements or Building Equipment, both interior and exterior, structural and non-structural, and ordinary and extraordinary.

“Appurtenances” means all tenements, hereditaments, easements, rights-of-way, rights, privileges in and to the Land, including (a) easements over other lands granted by any Easement Agreement and (b) any streets, ways, alleys, vaults, gores or strips of land adjoining the Land.

“Assignment” means any assignment of rents and leases from Landlord to a Lender which (a) encumbers any of the Leased Premises and (b) secures Landlord’s obligation to repay a Loan, as the same may be amended, supplemented or modified from time to time.

“Building Equipment” has the meaning assigned to such term in Section 2.

“Capital Growth Rate” means, at any given time, the yield to maturity of the “on the run” ten (10) year United States Treasury security plus four hundred (400) basis points.

“Casualty” means any injury to or death of any person or any loss of or damage to any property (including the Leased Premises) included within or related to the Leased Premises.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commencement Date” means the date hereof.

“Condemnation” means a Taking or a Requisition.

“Condemnation Notice” means notice or knowledge of the institution of or intention to institute any proceeding for Condemnation.

“Corporate Control Criteria” means, if deemed satisfied by any Transferee, that such Transferee has a Credit Rating of both “BB-” or higher from S&P and “B2” or higher from Moody’s, in each case for the twenty-four (24) consecutive calendar month period prior to a Permitted Transfer and as of the date of the Permitted Transfer.

“Corporate Control Event” means any of the following: (i) a merger or consolidation of Tenant or Guarantor with or into another Person; (ii) the sale of all or substantially all of the assets of Tenant or Guarantor to any Person; (iii) the acquisition by any one Person (including Affiliates of such Person) of fifty percent (50%) or more of the common stock, voting securities or economic benefits and burdens (including distributions) of Tenant or Guarantor within any twelve (12) month period; or (iv) a change in 50% or more of the Board of Directors of Tenant or Guarantor in any twelve (12) month period.

“Costs” of a Person or associated with a specified transaction means all costs and expenses incurred by such Person or associated with such transaction, including reasonable attorneys’ fees and expenses, expert fees and expenses, court costs, brokerage fees, escrow fees, title insurance premiums, mortgage commitment fees, mortgage points and recording fees and transfer taxes, as the circumstances require. For all purposes of this Lease, “attorneys’ fees and expenses” and similar statements include those incurred out of court, at trial, on appeal or in any bankruptcy proceeding.

“Default Rate” has the meaning assigned to such term in Section 7(a)(iii).

“Easement Agreement” or “Easement Agreements” means any conditions, covenants, restrictions, easements, declarations, licenses and other agreements listed as Permitted Encumbrances or as may hereafter affect or benefit the Leased Premises.

“Environmental Law” or “Environmental Laws” means (i) whenever enacted or promulgated, any applicable federal, state, foreign or local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement with any governmental entity, (x) relating to pollution (or the cleanup thereof), or the protection of any Environmental Media, air, water vapor, surface water, groundwater, drinking water supply, land (including land surface or subsurface), plant, aquatic and animal life from injury caused by a Hazardous Substance or (y) concerning exposure to, or the use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, handling, labeling, production, disposal or remediation of Hazardous Substances, Hazardous Conditions, Hazardous Activities or Environmental Violations, in each case as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations or injuries or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance. The term Environmental Law includes the federal Comprehensive Environmental Response Compensation and Liability Act of 1980 (“CERCLA”), the Superfund Amendments and Reauthorization Act, the federal Water Pollution Control Act, the federal Clean Air Act, the federal Clean Water Act, the federal Resources Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments to RCRA), the federal Solid Waste Disposal Act, the federal Toxic Substance Control Act, the federal Insecticide, Fungicide and Rodenticide Act, the federal Occupational Safety and Health Act of 1970, the federal National Environmental Policy Act and the federal Hazardous Materials Transportation Act, each as amended and as now or hereafter in effect and any similar state or local Law.

“Environmental Media” means soil, fill material, or other geologic materials at all depths, groundwater at all depths, surface water including storm water and sewerage, indoor and outdoor air, and all living organisms, including all animals and plants, whether located on or off the Leased Premises.

“Environmental Violation” means any one or more of the following, whether occurring prior to, on or after the date hereof: (a) any direct or indirect discharge, disposal, spillage, emission, escape, pumping, pouring, injection, leaching, Release, seepage, filtration or transporting of any Hazardous Substance at, upon, under, onto or within the Leased Premises or any Environmental Media, or from the Leased Premises to any Environmental Media, in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to Landlord, Tenant or Lender, any Federal, state or local government or any other Person for the costs of any removal or Remedial Actions or natural resources damage or for bodily injury or property damage, (b) any deposit, storage, dumping, placement or use of any Hazardous Substance at, upon, under or within the Leased Premises in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to any Federal, state or local government or to any other Person for the costs of any removal or Remedial Actions or natural resources damage or for bodily injury or property damage, (c) the abandonment or discarding at the Leased Premises of any barrels, containers or other receptacles containing any Hazardous Substances in violation of any Environmental Laws, (d) any activity, occurrence or condition in connection with the Leased Premises which could result in any liability, cost or expense to Landlord or Lender or any other owner or occupier of the Leased Premises, or which could result in a creation of a lien on the Leased Premises under any Environmental Law, or (e) any violation of or noncompliance with any Environmental Law in connection with the Leased Premises.

“Event of Default” has the meaning assigned to such term in Section 22.

“Existing Environmental Condition” has the meaning assigned to such term in Section 10(g).

“Expansion” has the meaning assigned to such term in Section 13.

“Expiration Date” means the Initial Expiration Date or, if this Lease has been extended for a Renewal Term in accordance with Section 5, the last day of such Renewal Term.

“Fair Market Rental Value of the Leased Premises” means the rent that would be paid by a willing tenant and accepted by a willing landlord in an arm length’s lease of the Leased Premises in which neither party is under any compulsion to lease, but without consideration of any concessions, allowances or other inducements then normally being offered to prospective tenants. Fair Market Rental Value of the Leased Premises shall be determined by the appraisal process set forth in Exhibit F.

“Full Rent Commencement Date” means the first day of the month following the month in which the Acquisition Date occurs.

“GAAP” means generally accepted accounting principles.

“Government Lists” has the meaning assigned to such term in Exhibit E.

“Guarantor” means LMI Aerospace, Inc., a Missouri corporation.

“Hazardous Activity” means any activity, process, procedure or undertaking which directly or indirectly (i) procures, generates or creates any Hazardous Substance; (ii) causes or results in (or threatens to cause or result in) the release, seepage, spill, leak, flow, discharge or emission of any Hazardous Substance into the environment (including the air, ground water, watercourses or water systems), (iii) involves the containment or storage of any Hazardous Substance; or (iv) would cause the Leased Premises or any portion thereof to become a hazardous waste treatment, recycling, reclamation, processing, storage or disposal facility within the meaning of any Environmental Law.

“Hazardous Condition” means any condition resulting from an act or omission occurring after the date hereof which would support any claim or liability under any Environmental Law.

“Hazardous Substance” or “Hazardous Substances” means (i) any substance, material, product, petroleum, petroleum product, derivative, compound or mixture, mineral (including asbestos), chemical, gas, medical waste, or other pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous or acutely hazardous to the environment or public health or safety, (ii) those materials included within the definitions of “hazardous substances,” “extremely hazardous substances,” “hazardous materials,” “toxic substances” “toxic pollutants,” “hazardous air pollutants” “toxic air contaminants,” “solid waste,” “hazardous waste,” “pollutants,” contaminants” or similar categories under any Environmental Laws, or (iii) any substance supporting a claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law. Hazardous Substances include any toxic or hazardous waste, pollutant, contaminant, industrial waste, petroleum or petroleum-derived substances or waste, radon, radioactive materials, asbestos, asbestos containing materials, urea formaldehyde foam insulation, lead and polychlorinated biphenyls.

“Impositions” has the meaning assigned to such term in Section 9.

“Improvements” has the meaning assigned to such term in Section 2.

“Indemnitee” has the meaning assigned to such term in Section 15.

“Initial Appraiser” has the meaning assigned to such term in Exhibit F.

“Initial Expiration Date” has the meaning assigned to such term in Section 5.

“Initial Premises” has the meaning assigned to such term in Section 2.

“Initial Valuation” has the meaning assigned to such term in Exhibit F.

“Insurance Requirements” means the requirements of all insurance policies required to be maintained in accordance with this Lease.

“Interim Rent” has the meaning assigned to such term in Section 6.

“Land” has the meaning assigned to such term in Section 2.

“Law” means any constitution, statute, rule of law, code, ordinance, order, judgment, decree, injunction, rule, regulation, policy, requirement or administrative or judicial determination, even if unforeseen or extraordinary, of every duly constituted governmental authority, court or agency, now or hereafter enacted or in effect.

“Lease” means this Lease Agreement.

“Lease Guaranty” has the meaning the Guaranty and Suretyship Agreement dated December 28, 2006 made by Guarantor to Landlord.

“Lease Year” means (a) the period commencing on the Full Rent Commencement Date and ending at midnight on the last day of the twelfth (12th) consecutive calendar month thereafter, and (b) each succeeding twelve (12) month period occurring during the Term.

“Leased Premises” has the meaning assigned to such term in Section 2.

“Legal Requirements” means the requirements of all present and future Laws (including Environmental Laws and Laws relating to accessibility to, usability by, and discrimination against, disabled individuals) and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Tenant or to any of the Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of any of the Leased Premises, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Leased Premises.

“Lender” means any person or entity (and their respective successors and assigns) which may, after or contemporaneously with the date hereof, make a Loan to Landlord or is the holder of any Note.

“Loan” means any loan made by one or more Lenders to Landlord, which loan is secured by a Mortgage and an Assignment and is evidenced by a Note.

“Minimum Rent” has the meaning assigned to such term in Section 6.

“Minimum Rent Payment Date” has the meaning assigned to such term in Section 6.

“Monetary Obligations” means Rent and all other sums payable by Tenant under this Lease to Landlord, to any third party on behalf of Landlord or to any Indemnitee.

“Mortgage” means any mortgage or deed of trust from Landlord to a Lender which (a) encumbers any of the Leased Premises and (b) secures Landlord’s obligation to repay a Loan, as the same may be amended, supplemented or modified.

“Net Award” means (a) the entire award payable to Landlord or Lender by reason of a Condemnation whether pursuant to a judgment or by agreement or otherwise, or (b) the entire proceeds of any insurance required under clauses (i), (ii) (to the extent payable to Landlord or Lender), (iv), (v) or (vi) of Section 16(a), as the case may be, less any expenses incurred by Landlord and Lender in collecting such award or proceeds.

“Note” means any promissory note evidencing Landlord’s obligation to repay a Loan, as the same may be amended, supplemented or modified.

“Owner” has the meaning assigned to such term in Exhibit E.

“Permitted Encumbrances” means those covenants, restrictions, reservations, liens, conditions and easements and other encumbrances of record as of the date hereof, other than any Mortgage or Assignment, and liens for unpaid real estate taxes and assessment not yet due and payable.

“Permitted Transfer” has the meaning assigned to such term in Section 22.

“Permitted Violations” has the meaning assigned to such term in Section 14.

“Person” means an individual, partnership, association, corporation, trust or other legal entity.

“Present Value” of any amount means such amount discounted by a rate per annum which is the lower of (a) the Prime Rate at the time such present value is determined or (b) eight percent (8%) per annum.

“Primary Term” has the meaning assigned to such term in Section 5.

“Prime Rate” means the annual interest rate as published, from time to time, in the Wall Street Journal as the “Prime Rate” in its column entitled “Money Rate”. The Prime Rate may not be the lowest rate of interest charged by any “large U.S. money center commercial banks” and Landlord makes no representations or warranties to that effect. In the event the Wall Street Journal ceases publication or ceases to publish the “Prime Rate” as described above, the Prime Rate shall be the average per annum discount rate (the “Discount Rate”) on ninety-one (91) day bills issued from time to time by the United States Treasury (“Treasury Bills”) at its most recent auction, plus three hundred (300) basis points. If no such 91-day Treasury Bills are then being issued, the Discount Rate shall be the discount rate on Treasury Bills then being issued for the period of time closest to ninety-one (91) days.

“Purchase Agreement” means the Purchase Agreement dated as of December 28, 2006 between Tenant, as seller, and Landlord, as purchaser, relating to the Leased Premises.

“Release” means any active or passive spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any Hazardous Substance into any Environmental Media. For the purposes of this Lease, “Release” also includes any threatened Release.

“Remedial Actions” means any investigation, work plan preparation removal, repair, cleanup, abatement, remediation, monitored natural attenuation, natural resource damage assessment and restoration, closure, post-closure, detoxification or remedial activity of any kind whatsoever necessary to address any Release, any Environmental Violation and/or any Hazardous Condition.

“Remediation Plan” has the meaning assigned to such term in Section 10.

“Renewal Date” has the meaning assigned to such term in Section 5.

“Renewal Term” has the meaning assigned to such term in Section 5.

“Rent” means, collectively, Interim Rent, Minimum Rent and Additional Rent.

“Requesting Party” has the meaning assigned to such term in Section 25.

“Requisition” means any temporary requisition or confiscation of the use or occupancy of any of the Leased Premises by any governmental authority, civil or military, whether pursuant to an agreement with such governmental authority in settlement of or under threat of any such requisition or confiscation, or otherwise.

“Responding Party” has the meaning assigned to such term in Section 25.

“Restoration Fund” has the meaning assigned to such term in Section 19.

“Set-Off” has the meaning assigned to such term in Section 8.

“Site Reviewers” has the meaning assigned to such term in Section 10(c).

“Site Assessment” has the meaning assigned to such term in Section 10.

“SNDA Provisions” has the meaning assigned to such term in Section 31.

“State” means, with respect to any parcel of Land comprising the Leased Premises, the jurisdiction in which such parcel is located.

“Subleases” has the meaning assigned to such term in Section 20.

“Surviving Obligations” means any obligations of Tenant under this Lease, actual or contingent, which arise on or prior to the expiration or prior termination of this Lease or rejection in bankruptcy, which survive such expiration, termination or rejection by their own terms.

“Taking” means (a) any taking of, or damage to, all or a portion of any of the Leased Premises (i) in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special, or (ii) by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceeding, or (iii) by any other means, or (b) any de facto condemnation. The Taking shall be considered to have taken place as of the later of the date actual physical possession is taken by the condemnor, or the date on which the right to compensation and damages accrues under the law applicable to the Leased Premises.

“Term” means the Primary Term or any Renewal Term, whichever is then in effect.

“Third Appraiser” has the meaning assigned to such term in Exhibit F.

“Third Party Offer” has the meaning assigned to such term in Section 21.

“Third Party Purchaser” has the meaning assigned to such term in Section 21.

“Third Valuation” has the meaning assigned to such term in Exhibit F.

“Trade Fixtures” means all machinery, apparatus, furniture, fixtures and equipment now or hereafter installed by Tenant and used in connection with the conduct of Tenant’s business on the Leased Property, other than fixtures and items of personal property that are integral to the ownership, maintenance and operation of the Improvements and which cannot be removed from the Leased Property without adversely affecting the value, or the general utility or use of such Leased Property.

“Transferee” has the meaning assigned to such term in Section 22.

“Use” has the meaning assigned to such term in Section 10.

“Valuation Notice” has the meaning assigned to such term in Exhibit F.

“Valuation Period” has the meaning assigned to such term in Exhibit F.

“Work” has the meaning assigned to such term in Section 13.

2. Demise of Premises. Landlord hereby demises and lets to Tenant, and Tenant hereby takes and leases from Landlord, for the Term and upon the provisions hereinafter specified, the following described property (collectively, the “Leased Premises”):

(a) prior to the Acquisition Date, the premises described in Exhibit A hereto, together with the Appurtenances (the “Initial Premises”);

(b) from and after the Acquisition Date, the Initial Premises and the premises described in Exhibit B hereto, together with Appurtenances (the “Additional Premises” and, together with the Initial Premises, collectively, the “Land”);

(c) all buildings, structures and other improvements now or hereafter constructed on the Land (collectively, the “Improvements”); and

(d) the fixtures, machinery, equipment and other property described in Exhibit C hereto (collectively, the “Building Equipment”).

3. Title, Condition and Possession.

(a) The Leased Premises are demised and let subject to (i) the rights of any Persons in possession of the Leased Premises, (ii) the existing state of title of any of the Leased Premises, including any Permitted Encumbrances, (iii) any state of facts which an accurate survey or physical inspection of the Leased Premises might show, (iv) all Legal Requirements, including any existing violation of any thereof, and (v) the condition of the Leased Premises as of the Commencement Date, without representation or warranty by Landlord.

(b) LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES AS IS. TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) AND THE INDEMNITEES HAVE NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD OR ANY OF THE INDEMNITEES BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO (i) ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, (ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii) THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT, (iv) LANDLORD’S TITLE THERETO, (v) VALUE, (vi) COMPLIANCE WITH SPECIFICATIONS, (vii) LOCATION, (viii) USE, (ix) CONDITION, (x) MERCHANTABILITY, (xi) QUALITY, (xii) DESCRIPTION, (xiii) DURABILITY, (xiv) OPERATION, INCOME, EXPENSES, ENTITLEMENTS OR ZONING, (xv) THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, ENVIRONMENTAL VIOLATION, RELEASE, HAZARDOUS CONDITION OR HAZARDOUS ACTIVITY OR (xvi) COMPLIANCE OF THE LEASED PREMISES WITH ANY LAW OR LEGAL REQUIREMENT; AND ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE LEASED PREMISES ARE OF ITS SELECTION AND TO ITS SPECIFICATIONS AND HAVE BEEN INSPECTED BY TENANT AND ARE SATISFACTORY TO IT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE LEASED PREMISES OF ANY NATURE, WHETHER LATENT OR PATENT, NEITHER LANDLORD NOR ANY INDEMNITEES SHALL HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS SECTION 3(b) HAVE BEEN NEGOTIATED, AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD OR ANY INDEMNITEE, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE.

(c) Tenant represents to Landlord that Tenant has examined the title to the Leased Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory for the purposes contemplated hereby. Tenant acknowledges that fee simple title (both legal and equitable) is in Landlord and that Tenant has only the leasehold right of possession and use of the Leased Premises as provided herein.

               4. Use of Leased Premises; Quiet Enjoyment.

(a) Tenant may occupy and use the Leased Premises for the operation of any lawful business purpose related to the conduct of Tenant’s business. Tenant shall not use or occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner which would or might (i) violate any Law, Legal Requirement or Easement Agreement, (ii) make void or voidable or cause any insurer to cancel any insurance required by this Lease, or make it difficult or impossible to obtain any such insurance at commercially reasonable rates, (iii) cause structural injury to any of the Improvements, (iv) constitute a public or private nuisance or waste, or (v) violate or not be permitted pursuant to, a Permitted Encumbrance.

(b) Subject to the provisions hereof, so long as no Event of Default has occurred and is continuing, Tenant shall quietly hold, occupy and enjoy the Leased Premises throughout the Term, without any hindrance, ejection or molestation by Landlord with respect to matters that arise after the date hereof, provided that Landlord or its agents may enter upon and examine any of the Leased Premises at such reasonable times as Landlord may select and upon two (2) business days’ prior notice to Tenant (except in the case of an emergency, in which no notice shall be required) for the purpose of inspecting the Leased Premises, verifying compliance or non-compliance by Tenant with its obligations hereunder and the existence or non-existence of an Event of Default or event which with the passage of time and/or giving of notice would constitute an Event of Default, showing the Leased Premises to prospective Lenders and purchasers and taking such other action with respect to the Leased Premises as is permitted by any provision hereof.

(c) Tenant shall not abandon or vacate the Leased Premises and Tenant shall operate its business at the Leased Premises pursuant to the terms and provisions of this Lease. If Tenant ceases to do business at all or a material portion of the Leased Premises for a period longer than six (6) months, then Landlord may request that the Tenant use commercially reasonable efforts to attempt to sublet the Leased Premises.

5. Term.

(a) Subject to the provisions hereof, Tenant shall have and hold the Leased Premises for an initial term (such term, as the same may be extended in the manner set forth hereinafter, being referred to herein as the “Primary Term”) commencing on the Commencement Date and ending on January 31, 2027 (the “Initial Expiration Date”). If, on or prior to the Initial Expiration Date or the expiration of any Renewal Term this Lease shall not have been sooner terminated, then on the Initial Expiration Date and on the fifth, tenth, and fifteenth anniversaries of the Initial Expiration Date (the Initial Expiration Date and each such anniversary being referred to herein as a “Renewal Date”), Tenant shall have the right to extend the Term for an additional period of five years (each such extension period, a “Renewal Term”). In order to extend the then Term for a Renewal Term, Tenant shall notify Landlord at least twelve (12) months prior to, but no earlier than fifteen (15) months prior to, each Renewal Date that Tenant desires to extend the then Term for a Renewal Term. It is a condition to the extension of the Term of the Lease at each Renewal Date that (a) no Event of Default shall have occurred or be continuing as of the date Tenant gives notice to Landlord of Tenant’s intention to so extend the Term for an additional five-year period, and (b) no Event of Default shall have occurred and be continuing as of such Renewal Date. Any such extension of the Term shall be subject to all of the provisions of this Lease, as the same may be amended, supplemented or modified (except that Tenant shall have no right to any additional renewal terms).

(b) The Primary Term and/or any Renewal Term may also be extended upon the occurrence of certain events as set forth in Section 13(a).

(c) During the last year of the Term (as the same may be renewed pursuant to Section 5(a)), Landlord shall have the right to advertise the availability of the Leased Premises for sale or reletting, to erect signs upon the Leased Premises indicating such availability and to show the Leased Premises to prospective tenants at such reasonable times as Landlord may select. Landlord shall also have the right at any time to show the Leased Premises to prospective purchasers or Lenders at such reasonable times as Landlord may select.

6. Minimum Rent; Interim Rent. Commencing on the Full Rent Commencement Date and continuing throughout the Primary Term, Tenant shall pay to Landlord, as annual minimum rent for the Leased Premises during the first Lease Year, the amount of Seven Hundred Thirty-two Thousand Nine Hundred Fifty-five and no/100 Dollars ($732,955.00). The annual minimum rent for the second Lease Year and every Lease Year thereafter, beginning with the first day of the second Lease Year and continuing on the first day of third Lease Year and every Lease Year thereafter throughout the Primary Term (the first day of each such Lease Year being referred to herein as an “Adjustment Date”), shall be increased by an amount equal to two and three-tenths percent (2.3%) of the Minimum Rent payable immediately prior to the Adjustment Date. During any Renewal Term, such annual minimum rent shall be equal to ninety five percent (95%) of the Fair Market Rental Value of the Leased Premises. Such annual minimum rent, as so adjusted for any Lease Year during the Primary Term or any Renewal Term, is referred to herein as the “Minimum Rent”. Minimum Rent shall be allocated among the properties comprising the Initial Premises and Additional Premises as set forth in Exhibit D, and shall be subject to increases pursuant to Section 13(a). Minimum Rent shall be paid monthly in advance on the first day of each month during the Primary Term or any Renewal Term (each such day being a “Minimum Rent Payment Date”) in the amount of the annual Minimum Rent then in effect divided by twelve (12). Monthly Minimum Rent for the first Lease Year shall be Sixty-one Thousand Seventy-nine and 58/100 Dollars ($61,079.58) per month. Each such rental payment shall be made, at Landlord’s sole discretion, to Landlord at its address set forth above or to such one or more other Persons, at such addresses and in such proportions as Landlord may direct by ten (10) days’ prior written notice to Tenant (in which event Tenant shall give Landlord notice of each such payment concurrent with the making thereof). Pro rata minimum rent for the Initial Premises (based on the annual Minimum Rent for the first Lease Year and the allocations set forth in Exhibit D) for the period commencing on the Commencement Date and ending on the day preceding the Full Rent Commencement Date (the “Interim Rent”) shall be payable, in advance, on the Commencement Date.

If required by Landlord, Tenant shall pay the Interim Rent and Minimum Rent to Landlord (or to a Lender designated by Landlord) monthly by ACH and in immediately available funds.

7. Additional Rent.

(a) Tenant shall pay and discharge, as additional rent (collectively, “Additional Rent”) the following amounts:

(i) except as otherwise specifically provided herein, all Costs of Tenant, Landlord, Lender and any other Persons specifically referenced herein which are incurred in connection or associated with (A) the use, non-use, occupancy, possession, operation, condition, design, construction, maintenance, alteration, repair or restoration of any of the Leased Premises, (B) the performance of any of Tenant’s obligations under this Lease, (C) any Condemnation proceedings, (D) the adjustment, settlement or compromise of any insurance claims involving or arising from any of the Leased Premises, (E) the prosecution, defense or settlement of any litigation involving or arising from any of the Leased Premises or this Lease, (F) the exercise or enforcement by Landlord, its successors and assigns, of any of its rights or remedies under this Lease, (G) any amendment to or modification or termination of this Lease made at the request of Tenant, and/or (H) any act undertaken by Landlord (or its counsel) at the request of Tenant, or incurred in connection with any act of Landlord performed on behalf of Tenant;

(ii) after the date which is five (5) business days after the date on which all or any portion of any installment of Interim Rent or Minimum Rent is due and not paid, an amount equal to five percent (5%) of the amount of such unpaid installment or portion thereof. The foregoing late fees are not a penalty, and Tenant’s obligation to pay Landlord late fees as set forth above shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner;

(iii) interest at the rate (the “Default Rate”) of three percent (3%) per annum in excess of the Prime Rate on the following sums until paid in full: (A) all overdue installments of Interim Rent or Minimum Rent from the respective due dates thereof, (B) all overdue amounts of Additional Rent relating to obligations which Landlord shall have paid on behalf of Tenant, from the date of Landlord’s notice of the payment made by Landlord, and (C) all other overdue amounts of Additional Rent, from the date when any such amount becomes overdue;

(iv) concurrently with each payment of Interim Rent or Minimum Rent, any rent tax, sales tax, excise tax, privilege tax or other tax then payable with respect to real property rents, and any penalties in connection therewith; and

(v) any other items specifically required to be paid by Tenant under this Lease, including items in Section 12 that reference this Section 7.

(b) Tenant shall pay and discharge (i) any Additional Rent referred to in Section 7(a)(i) when the same shall become due, provided that amounts which are billed to Landlord or any third party, but not to Tenant, shall be paid within five (5) days after Landlord’s demand for payment thereof, and (ii) any other Additional Rent, within five (5) days after Landlord’s demand for payment thereof.

(c) In no event shall amounts payable under Section 7(a)(ii), (iii) and (iv) exceed the maximum amount permitted by applicable Law.

8. Net Lease; Non-Terminability.

(a) This is a net lease and all Monetary Obligations shall be paid by Tenant without notice or demand and without set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense (collectively, a “Set-Off”).

(b) Except as otherwise expressly provided herein, this Lease and the rights of Landlord and the obligations of Tenant hereunder shall not be affected by any event or for any reason, including the following: (i) any damage to or theft, loss or destruction of any of the Leased Premises, (ii) any Casualty or Condemnation, (iii) Tenant’s acquisition of ownership of any of the Leased Premises other than pursuant to an express provision of this Lease, (iv) any default on the part of Landlord hereunder or under any Note, Mortgage, Assignment or any other agreement, (v) any latent or other defect in any of the Leased Premises, (vi) the breach of any warranty of any seller or manufacturer of any of the Building Equipment, (vii) any violation of any provision of this Lease by Landlord, (viii) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or winding-up of, or other proceeding affecting Landlord, (ix) the exercise of any remedy, including foreclosure, under any Mortgage or Assignment, (x) any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Landlord, any trustee, receiver or liquidator of Landlord or any court under the Federal Bankruptcy Code or otherwise, (xi) any interference with Tenant’s use of the Leased Premises by parties other than Landlord, (xii) market or economic changes, or (xiii) any other cause, whether similar or dissimilar to the foregoing, any present or future Law to the contrary notwithstanding.

(c) The obligations of Tenant hereunder shall be separate and independent covenants and agreements, all Monetary Obligations shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. All Rent payable by Tenant hereunder shall constitute “rent” for all purposes (including Section 502(b)(6) of the Bankruptcy Code).

(d) Except as otherwise expressly provided herein, Tenant shall have no right and hereby waives all rights which it may have under any Law (i) to quit, terminate or surrender this Lease or any of the Leased Premises, or (ii) to any Set-Off of any Monetary Obligations.

9. Payment of Impositions. Tenant shall, before interest or penalties are due thereon, pay and discharge all taxes (including real and personal property, franchise, sales and rent taxes, and any penalties in connection therewith), all charges for any easement or agreement maintained for the benefit of any of the Leased Premises (including any Easement Agreement), all assessments and levies, all permit, inspection and license fees, all rents and charges for water, sewer, utility and communication services relating to the any of Leased Premises, all ground rents and all other public charges whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed against (i) Tenant, (ii) Tenant’s leasehold interest in the Leased Premises, (iii) any of the Leased Premises, (iv) Landlord as a result of or arising in respect of the acquisition, ownership, occupancy, leasing, use, possession or sale of any of the Leased Premises, any activity conducted on any of the Leased Premises, or the Rent, in each case whether accruing before or after the Commencement Date (collectively, the “Impositions”); provided, however, that nothing herein shall obligate Tenant to pay (A) income, excess profits or other taxes of Landlord which are determined on the basis of Landlord’s net income or net worth (unless such taxes are in lieu of or a substitute for any other tax, assessment or other charge upon or with respect to the Leased Premises which, if it were in effect, would be payable by Tenant under the provisions hereof or by the terms of such tax, assessment or other charge), (B) any estate, inheritance, succession, gift or similar tax imposed on Landlord, or (C) any capital gains tax imposed on Landlord in connection with the sale of the Leased Premises to any Person. If any Imposition may be paid in installments without interest or penalty, Tenant shall have the option to pay such Imposition in installments so long as each installment is timely paid and Landlord receives evidence of each such payment. Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Impositions. Tenant shall deliver to Landlord (1) copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority within ten (10) days after Tenant’s receipt thereof, (2) receipts for payment of all taxes required to be paid by Tenant hereunder within ten (10) days after the due date thereof, and (3) receipts for payment of all other Impositions within ten (10) days after Landlord’s request therefor.

10. Compliance with Laws and Agreements; Environmental Matters.

(a) Tenant shall, at its expense, comply with and conform to, and cause the Leased Premises and any other Person occupying any part of the Leased Premises to comply with and conform to, all Insurance Requirements and Legal Requirements (including all applicable Environmental Laws). Tenant shall not at any time (i) cause, permit or suffer to occur any Environmental Violation or (ii) permit any sublessee, assignee or other Person occupying the Leased Premises under or through Tenant to cause, permit or suffer to occur any Environmental Violation. Without limiting the foregoing, Tenant shall not use, store, transport, dispense, sell, Release or discharge any Hazardous Substances, except in strict compliance with all Environmental Laws.

(b) Tenant, at its sole cost and expense, will at all times promptly and faithfully abide by, discharge and perform all of the covenants, conditions and agreements contained in any Easement Agreement or in any other contract or agreement relating to the Leased Premises on the part of Landlord or the occupier to be kept and performed thereunder. Tenant will not alter, modify, amend or terminate any Easement Agreement, give any consent, approval or waiver thereunder, or enter into any new Easement Agreement without, in each case, the prior written consent of Landlord.

(c) Upon at least two (2) business days’ prior written notice from Landlord, Tenant shall (after the Commencement Date) permit such persons as Landlord may designate (“Site Reviewers”) to visit the Leased Premises and perform environmental site investigations and assessments (“Site Assessments”) on the Leased Premises for the purpose of determining whether there exists on the Leased Premises any Environmental Violation or any condition which could result in any Environmental Violation. Such Site Assessments may include both above and below the ground testing for Environmental Violations and such other tests as may be necessary, in the opinion of the Site Reviewers, to conduct the Site Assessments. If Site Reviewers determine that the testing of soil and/or groundwater at the Leased Premises is necessary, Site Reviewers shall provide Tenant with a detailed written explanation setting forth a reasonable basis for the performance of such testing at the Leased Premises. Tenant shall supply to the Site Reviewers such historical and operational information regarding the Leased Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments, and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. So long as (i) Tenant is not in default hereunder and (ii) Landlord does not have reasonable cause to suspect that an Environmental Violation has occurred on the Leased Premises (in either situation Tenant shall be responsible for the cost of the site assessment), Landlord shall pay for the cost of such site assessment conducted by Landlord no more frequently than once every other Lease Year; provided, however, that if the results of such assessment indicate that a Hazardous Condition or an Environmental Violation exists, then Tenant shall pay for the cost of such site assessment. If such Environmental Violation is determined to be related to Existing Environmental Conditions at the Leased Premises, then Tenant shall have all rights and obligations with regard to the Existing Environmental Conditions as are set forth in Section 10(e) and 10(g) of this Lease.

(d) If an Environmental Violation, Hazardous Condition, or Existing Environmental Condition is found to exist and, in Tenant’s reasonable judgment, the cost of remediation of the same is likely to exceed $25,000, Tenant shall provide Landlord with written notice within ten (10) days of such discovery. If, in Landlord’s reasonable judgment, the cost of such remediation is likely to exceed $100,000, then, within ten (10) days after Landlord’s request therefor, Tenant shall provide Landlord with adequate financial assurances that Tenant will take Remedial Actions to effect such remediation in accordance with applicable Environmental Laws. Such financial assurances shall be a bond or letter of credit reasonably satisfactory to Landlord in form and substance and in an amount equal to or greater than Landlord’s reasonable estimate, based upon a Site Assessment performed pursuant to Section 10(c), of the anticipated cost of such Remedial Actions.

(e) If any Environmental Violation, Hazardous Condition, or Existing Environmental Condition occurs or is found to exist (for example, but without limitation, a detection of a leak in an underground tank or a petroleum spillage by a tanker), Tenant, at its sole expense, shall take any and all Remedial Actions and other actions as necessary to cure such Environmental Violation, Hazardous Condition, or Existing Environmental Condition in strict compliance with Environmental Laws and take any other action with regard to the Existing Environmental Conditions specifically set forth in Exhibit G. Tenant shall be responsible for all reporting, investigation and/or remediation requirements under any Environmental Law with respect to any Environmental Violation, Hazardous Condition, or Existing Environmental Condition, all at Tenant’s sole cost and expense. If Tenant fails to correct any Environmental Violation, Hazardous Condition, or Existing Environmental Condition which occurs or is found to exist or fails to take such steps as may be required by the applicable governmental authorities in accordance with applicable Environmental Laws, Landlord shall have the right (but no obligation) to take any and all actions as Landlord shall deem necessary or advisable in order to cure such Environmental Violation, Hazardous Condition or Existing Environmental Condition, all at Tenant’s sole cost and expense, and as Additional Rent.

(f) From and after the Commencement Date, the Use of any Hazardous Substances at the Leased Premises shall not be permitted, unless such Use is in full compliance with all Environmental Laws and any other applicable local, state and federal statutes, orders, ordinances, rules and regulations. As used in this Lease, the “Use” of Hazardous Substances means the receipt, handling, generation, storage, use, dispensing, treatment, recycling, sale, transfer, transportation, introduction, or incorporation of Hazardous Substances into, on, about, under or from the Leased Premises, whether by Tenant or by any contractor, subcontractor, subtenant, licensee, concessionaire, or invitee of Tenant.

(g) Tenant shall notify Landlord immediately after (1) becoming aware of any actual, alleged or threatened Environmental Violation or Hazardous Condition; (2) any and all enforcement actions, initiation of Remedial Actions or other governmental or regulatory actions (excluding routine actions such as permit renewals) instituted, completed or threatened pursuant to any Environmental Laws affecting the Leased Premises; (3) all claims made or threatened by any third person against Tenant or the Leased Premises relating in any way whatsoever to Hazardous Substances, Environmental Violations or Hazardous Conditions; (4) Tenant’s knowledge of any Release of Hazardous Substances at, on, in, under or from the Leased Premises or on, in or under any adjoining property; or (5) Tenant’s noncompliance with any of the covenants contained in this Section 10, and Tenant shall forward to Landlord immediately upon receipt thereof copies of all orders, reports, notices, permits, applications or other communications relating to any such violation or noncompliance. Tenant shall provide Landlord with information reasonably requested by Landlord concerning Hazardous Substances in connection with the Leased Premises, regardless of whether there is an Environmental Violation. Landlord and Tenant acknowledge that each has received notice of the Environmental Violations, if any, or Hazardous Conditions, if any, identified in the environmental reports and/or any separate Environmental Violations or Hazardous Conditions listed on Exhibit G (collectively, the “Existing Environmental Conditions”). So long as Tenant is not in default under its obligations hereunder, Landlord consents to any corrective action and remediation performed by Tenant pursuant to a remediation plan submitted by Tenant to, and approved by, the applicable governmental authorities (the “Remediation Plan”) in compliance with Environmental Laws with regard to any such Existing Environmental Conditions [to the extent additional remedial measures are not specifically set forth in Exhibit G with regard to Existing Environmental Conditions]. So long as (i) Tenant is not in default hereunder, and (ii) Landlord has approved such Remediation Plan, such approval not to be unreasonably withheld, Tenant shall have the exclusive right to take any action deemed necessary to implement such Remediation Plan, including (1) communications with regulatory authorities, third parties and environmental contractors, (2) preparation of corrective action plans, (3) performance of environmental testing of soil and/or groundwater, and (4) performance of corrective action, including installation of temporary and permanent monitoring wells, removal or impacted soil and groundwater, and preparation of any reports relating to such corrective action. Landlord shall cooperate with Tenant with regard to any action that is necessary in order for Tenant to satisfy Tenant’s obligations relating to Existing Environmental Conditions.

(h) All future leases, subleases or concession agreements relating to the Leased Premises entered into by Tenant shall contain covenants of the other party to not at any time (i) cause any Environmental Violation to occur or (ii) permit any Person occupying the Leased Premises through said subtenant or concessionaire to cause any Environmental Violation to occur.

(i) Tenant shall indemnify, defend (with counsel acceptable to Landlord), release and hold Landlord and all Indemnitees (as set forth in Section 15) harmless from any and all claims, demands, judgments, damages, penalties, fines, Costs, liabilities or losses (including claims for diminution in value of the Leased Premises, stigma related damages, damages for the loss of or restriction on use of rentable or usable space or of any amenity of the Leased Premises, damages arising from any adverse impact on marketing the Leased Premises, and all sums paid in settlement of claims, and all reasonable attorneys’ fees and Costs, reasonable consultant fees and costs and reasonable expert fees and costs) whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with any alleged, threatened or actual (1) the presence of, Tenant’s Use of, or any Release of, Hazardous Substance in, on, under, about or from any part of the Leased Premises, whether or not such Hazardous Substances existed on the Leased Premises prior to the Commencement Date; (2) violation of any Environmental Law applicable to the Leased Premises; (3) Environmental Violation or Hazardous Condition with respect to the Leased Premises; including, but not limited to, (a) damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to Section 107 of CERCLA, or any successor section or act or provision of any similar state or local Law, or (b) liability for costs and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any other Environmental Laws; (4) breach or default by Tenant of any of Tenant’s covenants set forth in this Section 10; (5) the costs associated with response costs and for costs of removal and Remedial Actions, including all necessary plans and reports, incurred by the U.S. Environmental Protection Agency, or any other federal, state or local governmental agency or entity or by any other Person, incurred pursuant to the CERCLA, RCRA, or any other applicable Environmental Laws; (6) oversight charges, fines, damages or penalties arising from the presence or Release of Hazardous Substances, and any related Remedial Actions, incurred pursuant to the provisions of CERCLA, RCRA, or any other applicable Environmental Laws; (7) liability to third parties arising out of the presence or Release of Hazardous Substances for personal injury, bodily injury, or property damage arising under any statutory or common law theory, including damages assessed for the maintenance of a public or private nuisance or any trespass, the costs of Remedial Actions, or for the carrying on of an abnormally dangerous activity; (8) direct or indirect compensatory, consequential, or punitive damages arising out of any claim based on the presence or Release of Hazardous Substances or damage or threatened damage to Environmental Conditions; (9) Costs, fees and expenses of attorneys, consultants and experts incurred or sustained in making any investigation on account of any claim, in prosecuting or defending any action brought in connection therewith, in obtaining or seeking to obtain a release therefrom, or in enforcing any of the agreements herein contained; and (10) Rent during any period in which Remedial Actions are being taken. The foregoing indemnity, defense, release and hold harmless obligations of Tenant shall apply to Tenant’s Use of Hazardous Substances irrespective of whether any activities related to such Use were or will be undertaken in accordance with Environmental Laws or other applicable laws, regulations, codes and ordinances. Tenant specifically agrees that it shall not sue or seek contribution from any Indemnitee or any successors or assigns thereof in any matter relating Environmental Violation and/or Hazardous Substance liability. All reasonable Costs and expenses related to this Section incurred by Landlord shall be repaid by Tenant to Landlord as Additional Rent. This Section 10(i) shall survive the expiration, termination or rejection in bankruptcy of the Lease.

(j) Tenant shall, within five (5) days after request by Landlord at any time during the Term, execute the Certification Related to the USA Patriot Act in the form attached hereto as Exhibit E.

11. Liens; Recording.

(a) Tenant shall not, directly or indirectly, create or permit to be created or to remain and shall promptly discharge or remove any lien, levy or encumbrance on any of the Leased Premises or on any Rent or any other sums payable by Tenant under this Lease, other than any Mortgage or Assignment, the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting solely from any act or omission of Landlord. NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING OR OCCUPYING ANY OF THE LEASED PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS’ OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO ANY OF THE LEASED PREMISES. LANDLORD MAY AT ANY TIME, AND AT LANDLORD’S REQUEST TENANT SHALL PROMPTLY, POST ANY NOTICES ON THE LEASED PREMISES REGARDING SUCH NON-LIABILITY OF LANDLORD.

(b) Tenant shall (subject to Landlord’s prior review and execution) execute, deliver and record, file or register all such instruments as may be required or permitted by any present or future Law in order to evidence the respective interests of Landlord and Tenant in the Leased Premises, and shall cause a memorandum of this Lease (or, if such a memorandum cannot be recorded, filed or registered, this Lease), and any supplement hereto or thereto, to be recorded, filed or registered in such manner and in such places as may be required or permitted by any present or future Law in order to protect the validity and priority of this Lease.

12. Maintenance and Repair.

(a) Tenant shall, at its own cost and expense, keep the Leased Premises, including all portions thereof, in good order and condition at all times on and after the Commencement Date to and including the date of the termination of the Term, by lapse of time or otherwise. Tenant shall timely and properly maintain, repair and replace all of the Leased Premises and all of its component parts, including parking lot surfaces and stripes, all landscaping, mechanical systems, electrical and lighting systems, plumbing and sewage systems, fixtures and appurtenances, interior walls, columns and floors, and ceilings, so as to preserve and protect the useful life, utility and value of such components, and in all events so as to preserve the effectiveness of any warranty relating thereto, such repairs and replacements to be at least in quality and class to the original work. If any segment of the Leased Premises shall become obsolete, non-functional, or uneconomic to repair, Tenant shall remove such item from the Leased Premises and promptly replace it with an item of comparable initial value and function. Promptly upon installation of any equipment, other than any Trade Fixtures, Tenant shall deliver to Landlord the original warranty (which shall specify Landlord as the owner of the equipment and Tenant’s having a non-exclusive license and authority of Landlord solely to enforce such warranty during the Term of the Lease) relating to such equipment. Within thirty (30) days following Landlord’s written request therefor, Tenant shall deliver to Landlord a written statement showing all removals and replacements of such systems or components since the last such report, including manufacturers, model numbers, and serial numbers. Landlord may, upon two (2) business days’ prior notice (except that no notice shall be required if an Event of Default exists), cause independent private inspectors to make inspections of the Leased Premises or any segments thereof to determine Tenant’s compliance under this Section 12. If such inspection by Landlord reveals that the Leased Premises, or any portion thereof, including any equipment thereon, is not in the condition required by this Lease in any material respect, then Tenant shall pay for such additional inspections performed by Landlord through the inspection approving the condition of such Leased Premises as being in conformity with the Lease. In addition, Tenant shall pay the cost of any such inspection at the Leased Premises by or on behalf of Landlord while an Event of Default exists.

(b) If any Improvement, now or hereafter constructed, shall (i) encroach upon any setback or any property, street or right-of-way adjoining the Leased Premises, (ii) violate the provisions of any restrictive covenant affecting the Leased Premises, (iii) hinder or obstruct any easement or right-of-way to which any of the Leased Premises is subject or (iv) impair the rights of others in, to or under any of the foregoing, Tenant shall, promptly after receiving notice or otherwise acquiring knowledge thereof, either (A) obtain from all necessary parties waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect Landlord, Tenant or both, or (B) take such action as shall be necessary to remove all such encroachments, hindrances or obstructions and to end all such violations or impairments, including, if necessary, making Alterations.

(c) Landlord may, but is not required to, after three (3) business days’ notice to Tenant (except in the case of an emergency, in which case no notice to Tenant shall be necessary), enter the Leased Premises and make such repairs, alterations, improvements, additions, replacements or maintenance as Landlord deems necessary to cure any default of Tenant hereunder, and Tenant shall pay Landlord as Additional Rent forthwith (and in any event within thirty (30) days) after being billed for same by Landlord the cost thereof plus an administrative fee of three percent (3%) of such cost, which bill shall be accompanied by reasonably supporting documentation. Such amounts shall bear interest at the Default Rate from the date of expenditure by Landlord to the date of repayment by Tenant.

(d) Except as expressly provided elsewhere in this Lease, it is intended by Tenant and Landlord that Landlord shall have no obligation, in any manner whatsoever, to build any improvements on the Leased Premises, to maintain or make any repairs, replacements, alterations or renewals of any nature or description to the Leased Premises (or any equipment therein), whether structural or nonstructural, all of which obligations are intended, as between Landlord and Tenant, to be those of Tenant. Tenant expressly waives the benefit of any statute now or in the future in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Leased Premises in good order, condition and repair.

(e) Tenant shall maintain at the Leased Premises, and turn over to Landlord upon expiration or termination of this Lease, then current operating manuals and original warranties (to the extent applicable) for the equipment then located on the Leased Premises.

13. Alterations, Improvements and Expansions.

(a) Tenant shall have the right, without having obtained the prior written consent of Landlord, to make (i) Alterations or a series of related Alterations that, as to any such Alterations or series of related Alterations, do not cost in excess of $100,000, (ii) to make Improvements or a series of related Improvements that, as to any such Improvements or series of related Improvements, do not cost in excess of $100,000, and (iii) to install equipment in the Improvements or accessions to the Building Equipment that, as to such accessions, do not cost in excess of $100,000, so long as at the time of construction or installation of any such Alterations, Improvements or installation of such accessions no Event of Default exists and the value and utility of the Leased Premises is not diminished thereby. If the cost of any Alterations, series of related Alterations, Improvements, series of related Improvements, equipment or accessions thereto is in excess of $100,000 (each, an “Expansion”) the prior written approval of Landlord shall be required. In the event that Landlord grants such prior written approval to Tenant for the undertaking of an Expansion, Landlord will pay for the approved costs of such Expansion and the Minimum Rent shall be increased over the remaining Term so as to allow Landlord to recover the cost of such Expansion plus a return on capital equal to the prevailing Capital Growth Rate. Also, if such approval is granted and such Expansion is undertaken within the last five (5) years of any Term, then the current Term shall be increased by five (5) years from the date of the conclusion of such Expansion and the Minimum Rent allocated to the affected Leased Premises (as allocated in accordance with Exhibit D before giving effect to such Expansion) shall be adjusted to a blended rate based on the (1) the current Minimum Rent allocated to such Leased Premises at such time, including annual escalations thereof, and (2) the lease rate on the Expansion as agreed upon by Landlord and Tenant.

(b) If Tenant makes any Alterations pursuant to this Section 13 or as required by Section 12 or 17 (such Alterations and actions being hereinafter collectively referred to as “Work”), whether or not Landlord’s consent is required, then (i) the market value of the Leased Premises shall not be lessened by any such Work or its usefulness impaired, (ii) all such Work shall be performed by Tenant in a good and workmanlike manner, using only licensed contractors and new materials, (iii) all such Work shall be expeditiously completed in compliance with all Legal Requirements, (iv) all such Work shall comply with the Insurance Requirements, (v) if any such Work involves the replacement of Building Equipment or parts thereof, all replacement Building Equipment or parts shall have a value and useful life equal to the greater of (A) the value and useful life on the date hereof of the Building Equipment being replaced or (B) the value and useful life of the Building Equipment being replaced immediately prior to the occurrence of the event which required its replacement, (vi) Tenant shall promptly discharge or remove all liens filed against any of the Leased Premises arising out of such Work, (vii) Tenant shall procure and pay for all permits and licenses required in connection with any such Work, (viii) all such Work, shall be the property of Landlord and shall be subject to this Lease, and Tenant shall execute and deliver to Landlord any document requested by Landlord evidencing the assignment to Landlord of all estate, right, title and interest (other than the leasehold estate created hereby) of Tenant or any other Person thereto or therein, and (ix) Tenant shall comply, to the extent requested by Landlord or required by this Lease, with the provisions of Section 19(a), whether or not such Work involves restoration of the Leased Premises.

14. Permitted Contests. Notwithstanding any other provision of this Lease, Tenant shall not be required to (a) pay any Imposition, (b) discharge or remove any lien referred to in Section 11 or 13 or (c) take any action with respect to any encroachment, violation, hindrance, obstruction or impairment referred to in Section 12(b) (such non-compliance with the terms hereof being hereinafter referred to collectively as “Permitted Violations”), so long as at the time of such contest no Event of Default exists and so long as Tenant shall contest, in good faith, the existence, amount or validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord’s liability therefor by appropriate proceedings which shall operate during the pendency thereof to prevent or stay (i) the collection of, or other realization upon, the Permitted Violation so contested, (ii) the sale, forfeiture or loss of any of the Leased Premises or any Rent to satisfy or to pay any damages caused by any Permitted Violation, (iii) any interference with the use or occupancy of any of the Leased Premises, (iv) any interference with the payment of any Rent, or (v) the cancellation or increase in the rate of any insurance policy or a statement by the carrier that coverage will be denied. Tenant shall provide Landlord security which is satisfactory, in Landlord’s reasonable judgment, to assure that such Permitted Violation is corrected, including all Costs, interest and penalties that may be incurred or become due in connection therewith. While any proceedings which comply with the requirements of this Section 14 are pending and the required security is held by Landlord, Landlord shall not have the right to correct any Permitted Violation thereby being contested unless Landlord is required by law to correct such Permitted Violation and Tenant’s contest does not prevent or stay such requirement as to Landlord. Each such contest shall be promptly and diligently prosecuted by Tenant to a final conclusion, except that Tenant, so long as the conditions of this Section 14 are at all times complied with, has the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay any and all losses, judgments, decrees and Costs in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest and Costs thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord to the risk of any civil or criminal liability.

15. Indemnification.

(a) In addition to the indemnification obligations set forth in Section 10, commencing as of the Commencement Date, Tenant shall pay, protect, indemnify, defend, save and hold harmless Landlord, Lender and all other Persons described in Section 29 (each an “Indemnitee”) from and against any and all liabilities, losses, damages (including punitive damages), penalties, Costs (including attorneys’ fees and costs), causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused, without regard to the form of action and whether based on strict liability, negligence or any other theory of recovery at law or in equity, arising from (i) any matter pertaining to the acquisition (or the negotiations leading thereto), ownership, use, non-use, occupancy, operation, condition, design, construction, maintenance, repair or restoration of the Leased Premises, (ii) any casualty in any manner arising from the Leased Premises, whether or not Indemnitee has or should have knowledge or notice of any defect or condition causing or contributing to said casualty, or (iii) any violation by Tenant of any provision of this Lease, any contract or agreement to which Tenant is a party, any Legal Requirement or any Permitted Encumbrance or any encumbrance Tenant consented to or any Mortgage or Assignment.

(b) In case any action or proceeding is brought against any Indemnitee by reason of any such claim, (i) Tenant may, except in the event of a conflict of interest or a dispute between Tenant and any such Indemnitee or during the continuance of an Event of Default, retain its own counsel and defend such action (it being understood that Landlord may employ counsel of its choice to monitor the defense of any such action, all at Tenant’s cost and expense), and (ii) such Indemnitee shall notify Tenant to resist or defend such action or proceeding by retaining counsel reasonably satisfactory to such Indemnitee, and such Indemnitee will cooperate and assist in the defense of such action or proceeding if reasonably requested so to do by Tenant. In the event of a conflict of interest or dispute or during the continuance of an Event of Default, Landlord shall have the right to select counsel, and the cost of such counsel shall be paid by Tenant.

(c) Tenant acknowledges and agrees that Landlord (except in the event of, and then only to the extent directly attributable to, Landlord’s gross negligence or willful misconduct), any Lender and all Indemnitees shall not be liable, under any circumstances, for any loss, injury, death or damage to person or property (including the business or any loss of income or profit therefrom) of Tenant, Tenant’s members, officers, directors, shareholders, agents, employees, contractors, customers, invitees or any other person in or about the Leased Premises, whether the same are caused by (1) fire, explosion, falling plaster, steam, dampness, mold, electricity, gas, water, rain or other act of God, (2) breakage, leakage or other defects of sprinklers, wires, appliances, plumbing fixtures, water or gas pipes, roof, air conditioning, lighting fixtures, street improvements, or subsurface improvements, (3) theft, acts of God, acts of the public enemy, riot, strike, insurrection, war, terrorism, power failures, blackouts, energy or power shortages, court order, requisition or order of governmental body or authority, (4) any act or omission of any other occupant of the Leased Premises or any other party, (5) operations in construction of any private, public or quasi-public work, or (6) any other cause, including damage or injury which arises from the condition of the Leased Premises, from occupants of adjacent property, from the public, or from any other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same are inaccessible to Tenant, or which may arise through repair, alteration or maintenance of any part of the Leased Premises or failure to make any such repair, from any condition or defect in, on or about the Leased Premises including any Environmental Violation, Hazardous Condition and/or Hazardous Activity, or the presence of any mold or any Hazardous Substance, or from any other condition or cause whatsoever.

(d) All obligations of Tenant under this Section 15 shall survive any termination, expiration or rejection in bankruptcy of this Lease.

16. Insurance.

(a) Commencing as of the Commencement Date and continuing thereafter throughout the Term, Tenant shall maintain the following insurance on or in connection with the Leased Premises:

(i) “All-risk” real and personal property insurance against physical loss or damage to the Improvements and Building Equipment as provided under a “special form” property insurance policy including flood (if the Leased Premises is in a flood zone), windstorm and earthquake coverage in amounts not less than the full replacement cost of the Improvements and Building Equipment. Such policies shall contain a replacement cost endorsement, an agreed amount endorsement (deleting any co-insurance provisions), a law and ordinance endorsement, and shall contain deductibles not more than $25,000 per occurrence;

(ii) Commercial general liability insurance including products liability, F&O insurance and business automobile liability insurance (including owned, non-owned and hired automobile liability) and excess liability or umbrella coverage against claims for personal and bodily injury, death or property damage occurring on, in or as a result of the use of the Leased Premises, in an amount not less than $10,000,000 per occurrence/annual aggregate and all other coverage extensions that are usual and customary for properties of this size and type; there shall be severability of interest as though separate policies were issued to each additional insured except with respect to limits of liability;

(iii) Worker’s compensation insurance to the extent required by law covering all persons employed by Tenant in connection with any work done on or about any of the Leased Premises for which claims for death, disease or bodily injury may be asserted against Landlord, Tenant or any of the Leased Premises;

(iv) Comprehensive boiler, machinery and equipment breakdown insurance on any of the Building Equipment or any other machinery or equipment on or in the Leased Premises for full replacement cost;

(v) Business income/interruption insurance to include loss of rents at limits sufficient to cover one hundred percent (100%) of the annual Rent payable to Landlord with a period of indemnity not less than one (1) year from time of loss. Such insurance shall name Landlord as loss payee with respect to Rent payable to or for the benefit of Landlord under this Lease;

(vi) During any period in which substantial Alterations or Improvements at the Leased Premises are being undertaken, builder’s risk insurance covering the total completed value including any “soft costs” with respect to the Improvements being altered or repaired (on a completed value, non-reporting basis), replacement cost of work performed and equipment, supplies and materials furnished in connection with such construction or repair of Improvements or Building Equipment, together with such “soft cost” endorsements and such other endorsements as Landlord may reasonably require and general liability, worker’s compensation and automobile liability insurance with respect to the Improvements being constructed, altered or repaired;

(vii) Breach of warranty coverage as found in a lender’s loss payable endorsement and/or mortgagee’s clause to apply to Landlord so that any violations of the terms, conditions or warranties of any insurance policy by the named insured or others will not invalidate the coverage insofar as the interests of Landlord are concerned; and

(viii) Such other insurance (or other terms with respect to any insurance required pursuant to this Section 16, including amounts of coverage, deductibles, and form of mortgagee clause) as Landlord or Lender may reasonably require, which at the time is usual and commonly obtained in connection with properties similar in type of building size, use and location to the Leased Premises, including, if deemed appropriate by Landlord, terrorism insurance.

(b) The insurance required by Section 16(a) shall be written by companies which have a rating by A. M. Best Company of not less than A-/VII or otherwise reasonably acceptable to Landlord, and are approved to write insurance policies by the State Insurance Department for the State. The insurance policies (i) shall be for such terms and deductibles as Landlord may reasonably approve and (ii) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. The insurance referred to in Sections 16(a)(i), 16(a)(iv), 16(a)(v), 16(a)(vi), 16(a)(vii), 16(a)(viii), 16(a)(ix), and 16(a)(x) shall name Landlord as owner (and as an additional insured/landlord) and as sole loss payee as its interest may appear (at Landlord’s request, Lender will be named as loss payee and as a mortgagee insured pursuant to a standard non-contributory mortgagee endorsement in favor of, and acceptable to, Landlord and Lender). The insurance referred to in Section 16(a)(ii), 16(a)(vii), 16(a)(viii), 16(a)(ix), and 16(a)(x) shall name Landlord and Lender as additional insureds. If said insurance or any part thereof shall expire, be withdrawn, become void, voidable, unreliable or unsafe for any reason, including a breach of any condition thereof by Tenant or the failure or impairment of the capital of any insurer, or if for any other reason whatsoever said insurance shall become reasonably unsatisfactory to Landlord, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord. All insurance required to be maintained by Tenant under Section 16(a) shall be primary to, and non-contributing with, any insurance maintained by Landlord.

(c) Each policy required by any provision of Section 16(a), except clause (iii) thereof, shall provide that it may not be cancelled or modified except after thirty (30) days’ prior notice to Landlord and Lender. Each such policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of any of the Leased Premises for purposes more hazardous than those permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Mortgage, Note, Assignment or other document evidencing or securing the Loan upon the happening of an event of default therein or (iv) any change in title to or ownership of any of the Leased Premises.

(d) Tenant shall pay as they become due all premiums (and deductibles) for the insurance required by Section 16(a), shall renew or replace each policy and deliver to Landlord evidence of the payment of the full premium therefor or installments due prior to the due dates thereof, and in no event later than ten (10) days prior to the expiration date or cancellation (for nonpayment) of such policy. Landlord shall have the option, but never the responsibility, to make premium payments. Landlord shall not be responsible for warranties or representations to underwriters. Prior to the Commencement Date, Tenant shall deliver to Landlord a certificate of insurance evidencing all insurance coverages required to be maintained by Tenant hereunder, together with an endorsement(s) adding Landlord and Lender as additional insureds thereunder. Tenant shall promptly forward to Landlord copies of all original policies and endorsements upon Tenant’s receipt thereof.

(e) Any insurance which Tenant is required to obtain pursuant to Section 16(a) may be carried under a “blanket” or umbrella policy or policies covering other properties or liabilities of Tenant, provided that such “blanket” or umbrella policy or policies otherwise comply with the provisions of this Section 16 and provided, further, that Tenant shall provide to Landlord a statement of values which shall be reviewed annually and amended as necessary based on replacement cost valuations. The original or a certified copy of each such “blanket” or umbrella policy shall promptly be delivered to Landlord upon request.

(f) Tenant shall promptly comply with and conform to (i) all provisions of each insurance policy required by this Section 16 and (ii) all requirements of the insurers thereunder applicable to Landlord, Tenant or any of the Leased Premises or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Leased Premises, even if such compliance necessitates Alterations or results in interference with the use or enjoyment of any of the Leased Premises.

(g) Tenant shall not carry separate insurance concurrent in form or contributing in the event of a Casualty with that required in this Section 16 unless (i) Landlord and Lender are included therein as additional insureds, with loss payable as provided herein, and (ii) such separate insurance complies with the other provisions of this Section 16. Tenant shall immediately notify Landlord of such separate insurance and shall deliver to Landlord certificates of such insurance and, if requested, the original policies thereof.

(h) All policies shall contain full waivers of subrogation against Landlord. Additionally, the policy limits for all policies required to be maintained by Tenant hereunder shall not in any way affect or limit Tenant’s indemnification, defense, release and hold harmless obligations set forth in this Lease.

(i) The per occurrence and annual aggregate limits for all insurance required to be maintained by Tenant hereunder may be increased by Landlord from time to time to reflect current market conditions (not more frequently than once every five years) or to meet Lender requirements.

(j) Tenant shall provide Landlord with acceptable forms of evidence of the insurance required by Section 16(a) containing the original signature of the insurance underwriter or a duly authorized agent or broker prior to the closing/funding and prior to the termination, cessation or replacement of coverage thereafter throughout the term of the agreement.

(k) Tenant agrees that the insurance maintained by Tenant does not release Tenant from liability as contained within the terms of this Lease, and that Landlord is under no obligation or duty to ascertain the existence or adequacy of insurance. Tenant shall do nothing to interrupt or disallow any insurance required under the terms of this Lease. All insurance maintained by Tenant shall be underwritten with insurers or reinsurers, if applicable, acceptable to Landlord.

17. Casualty and Condemnation: Claims.

(a) If any Casualty to the Leased Premises occurs, Tenant shall give Landlord and Lender immediate notice thereof. So long as no Event of Default exists Tenant is hereby authorized to negotiate all claims under any of the insurance policies required by Section 16(a) (except public liability insurance claims payable to a Person other than Tenant, Landlord or Lender) and to execute and deliver all necessary proofs of loss, receipts, vouchers and releases required by the insurers, and Landlord shall have the right to join with Tenant therein, so long as Tenant provides Landlord with copies of all correspondence to and from the insurance carrier or its representative. Any final adjustment, settlement or compromise of any such claim shall, however, be subject to the prior written approval of Landlord, which shall not be unreasonably withheld or delayed, and Landlord shall have the right to prosecute or contest, or to require Tenant to prosecute or contest, any such claim, adjustment, settlement or compromise. If an Event of Default exists, Tenant shall not be entitled to adjust, collect or compromise any such claim or to participate with Landlord in any adjustment, collection and compromise of the Net Award payable in connection with a Casualty. Tenant agrees to sign, upon the request of Landlord, all such proofs of loss, receipts, vouchers and releases. Each insurer is hereby authorized and directed to make payment under said policies directly to Landlord or, if required by the Mortgage, to Lender instead of to Landlord and Tenant jointly, and Tenant hereby appoints each of Landlord and Lender as Tenant’s attorneys-in-fact to endorse any draft therefor. The rights of Landlord under this Section 17(a) shall be extended to Lender if and to the extent that any Mortgage so provides.

(b) Tenant, immediately upon receiving a Condemnation Notice, shall notify Landlord and Lender thereof. So long as no Event of Default exists, Tenant is authorized to negotiate the amount of any Net Award and Landlord shall have the right to join with Tenant herein (so long as Tenant provides Landlord with copies of all correspondence to and from the condemning authority or its representative). Any final adjustment, settlement or compromise of any such Net Award shall, however, be subject to the prior written approval of Landlord, which shall not be unreasonably withheld or delayed, and Landlord shall have the right to prosecute or contest, or to require Tenant to prosecute or contest, any such claim, adjustment, settlement or compromise relating to a Net Award. If an Event of Default exists, Landlord shall be authorized to collect, settle and compromise the amount of any Net Award and Tenant shall not be entitled to participate with Landlord in any Condemnation proceeding or negotiations under threat thereof or to contest the Condemnation or the amount of the Net Award therefor. No agreement with any condemnor in settlement or under threat of any Condemnation shall be made by Tenant without the written consent of Landlord which shall not be unreasonably withheld, conditioned or delayed. Subject to the provisions of this Section 17(b), Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant is or may be entitled by reason of any Condemnation, whether the same shall be paid or payable for Tenant’s leasehold interest hereunder (including bonus value) or otherwise; but nothing in this Lease shall impair Tenant’s right to any award or payment on account of Tenant’s Trade Fixtures, equipment or other tangible property which is not part of the Building Equipment, moving expenses or loss of business, if available, to the extent that and so long as (i) Tenant shall have the right to make, and does make, a separate claim therefor against the condemnor and (ii) such claim does not in any way reduce either the amount of the award otherwise payable to Landlord for the Condemnation of Landlord’s fee interest in the Leased Premises or the amount of the award (if any) otherwise payable for the Condemnation of Tenant’s leasehold interest hereunder. The rights of Landlord under this Section 17(b) shall also be extended to Lender if and to the extent that any Mortgage so provides.

18. Casualty and Condemnation: Restoration. If any Casualty (whether or not insured against) or Condemnation shall occur, this Lease shall continue, notwithstanding such event, and there shall be no abatement or reduction of any Monetary Obligations. Promptly after such Casualty or Condemnation, Tenant, as required in Sections 12(a) and 13(b), shall commence and diligently continue to restore the Leased Premises as nearly as possible to their value, condition and character immediately prior to such event (assuming the Leased Premises to have been in the condition required by this Lease). So long as no Event of Default exists, any Net Award up to and including $50,000 shall be paid by Landlord to Tenant and Tenant shall restore the Leased Premises in accordance with the requirements of Sections 12(a) and 13(b) of this Lease. Any Net Award in excess of $50,000 shall be made available by Landlord (or Lender, if required by the terms of any Mortgage) to Tenant for the restoration of any of the Leased Premises pursuant to and in accordance with the provisions of Section 19 hereof.

19. Restoration Procedures.

(a) Landlord (or Lender if required by any Mortgage) shall hold Net Award in excess of $50,000 in a fund (the “Restoration Fund”) and disburse amounts from the Restoration Fund only in accordance with the following conditions:

(i) prior to commencement of restoration, (A) the architects, contracts, contractors, plans and specifications for the restoration shall have been approved by Landlord, (B) Landlord and Lender shall be provided with mechanics’ lien insurance (if available) and acceptable performance and payment bonds which insure satisfactory completion of and payment for the restoration, are in an amount and form and have a surety acceptable to Landlord, and name Landlord and Lender as additional dual obligees, and (C) appropriate waivers of mechanics’ and materialmen’s liens shall have been filed;

(ii) at the time of any disbursement, no Event of Default shall exist and no mechanics’ or materialmen’s liens shall have been filed against any of the Leased Premises and remain undischarged;

(iii) disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of (A) satisfactory evidence, including architects’ certificates, of the stage of completion, the estimated total cost of completion and performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (B) waivers of liens, (C) contractors’ and subcontractors’ sworn statements as to completed work and the cost thereof for which payment is requested, (D) a satisfactory bringdown of title insurance and (E) other evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed, in place and free and clear of mechanics’ and materialmen’s lien claims;

(iv) each request for disbursement shall be accompanied by a certificate of Tenant, signed by the president or a vice president of Tenant, describing the work for which payment is requested, stating the cost incurred in connection therewith, stating that Tenant has not previously received payment for such work and, upon completion of the work, also stating that the work has been fully completed and complies with the applicable requirements of this Lease;

(v) Landlord may retain ten percent (10%) of the restoration fund until the restoration is fully completed, including all “punch list” items;

(vi) if the Restoration Fund is held by Landlord, the Restoration Fund shall not be commingled with Landlord’s other funds and shall bear interest at a rate agreed to by Landlord and Tenant; and

(vii) such other reasonable conditions as Landlord or Lender may impose.

(b) Prior to commencement of restoration and at any time during restoration, if the estimated cost of completing the restoration work free and clear of all liens, as determined by Landlord, exceeds the amount of the Net Award available for such restoration, the amount of such excess shall, upon demand by Landlord, be paid by Tenant to Landlord to be added to the Restoration Fund. Any sum so added by Tenant which remains in the Restoration Fund upon completion of restoration shall be refunded to Tenant. For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of restoration, the Net Award shall be deemed to be disbursed prior to any amount added by Tenant.

(c) If any sum remains in the Restoration Fund after completion of the restoration and any refund to Tenant pursuant to Section 19(b), such sum shall be retained by Landlord.

          20. Assignment and Subletting; Prohibition against Leasehold Financing.

(a) Without the prior written consent of Landlord, unless guaranteed in writing by Tenant by a written instrument in form and substance satisfactory to Landlord, Tenant may not:

(i) assign, mortgage or pledge this Lease, voluntarily or involuntarily, whether by operation of law or otherwise, except to Tenant’s Affiliates; or

(ii) sublet any of the Leased Premises at any time to any other Person.

Any such purported assignment or sublease in violation of this Section 20(a) shall be null and void. Whether or not Landlord consents to any proposed assignment, mortgage, sublease or other transfer, Tenant shall, within ten (10) days after request in writing by Landlord, reimburse Landlord for all Costs and expenses incurred by Landlord in connection with its review thereof.

(b) If Tenant assigns all its rights and interest under this Lease with Landlord’s consent, the assignee under such assignment shall expressly assume all the obligations of Tenant hereunder, actual or contingent, including obligations of Tenant which may have arisen on or prior to the date of such assignment, by a written instrument delivered to Landlord at the time of such assignment. Each sublease of any of the Leased Premises shall be subject and subordinate to the provisions of this Lease. No assignment or sublease shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made. No assignment or sublease shall impose any additional obligations on Landlord under this Lease.

(c) Tenant shall, within ten (10) days after the execution and delivery of any assignment or sublease consented to by Landlord, deliver a duplicate original copy thereof to Landlord which, in the event of an assignment, shall be in recordable form.

(d) As security for performance of its obligations under this Lease, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all subleases (the “Subleases”) now in existence or hereinafter entered into for any or all of the Leased Premises, any and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom. Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any Sublease of any of the Leased Premises, provided, however, that Landlord shall have the absolute right at any time during the continuance of an Event of Default upon notice to Tenant and any subtenants to revoke said license and to collect such rents and sums of money and to apply the same to installments of Interim Rent or Minimum Rent next due and owing. Tenant shall not accept any rents under any Sublease more than thirty (30) days in advance of the accrual thereof nor do nor permit anything to be done, the doing of which, nor omit or refrain from doing anything, the omission of which, will or could be a breach of or default in the terms of any of the Subleases.

          21. Sales by Landlord; Right of First Refusal.

(a) Landlord may sell or transfer any of the Initial Premises or the Additional Premises at any time to any third party (each, a “Third Party Purchaser”); provided, however, that prior to any such sale or transfer, Landlord shall give notice to Tenant of the terms offered by the Third Party Purchaser (the “Third Party Offer”) and offer to sell or transfer such property or properties to Tenant on the same terms and conditions as are set forth in the Third Party Offer. Tenant shall then have ten (10) days after receipt of Landlord’s offer to either accept or reject such offer in writing. If Tenant does not accept or reject such offer within such period of ten (10) days, then Tenant will be deemed to have rejected Landlord’s offer, and Landlord shall be free to sell such property or properties to such Third Party Purchaser or to any other Person on terms no less favorable to Landlord than those set forth in the Third Party Offer at any time within one hundred eighty (180) days after Tenant’s rejection of Landlord’s offer. It is a condition to Tenant’s right of first refusal that (a) no Event of Default shall have occurred or be continuing as of the date on which Landlord receives the Third Party Offer which shall trigger such right of first refusal, and (b) no Event of Default shall have occurred or be continuing as of the date on which Tenant seeks to exercise a right of first refusal by accepting Landlord’s offer to sell or transfer such property or properties to Tenant.

(b) In the event of any such transfer to a Third Party Purchaser, Tenant shall attorn to such Third Party Purchaser as Landlord, provided such Third Party Purchaser or Landlord has notified Tenant in writing of such transfer. At the request of Landlord, Tenant will execute such documents confirming the agreement referred to above and such other agreements as Landlord or the Third Party Purchaser may reasonably request, provided that such agreements do not increase the liabilities and obligations of Tenant hereunder. Whenever Landlord transfers its interest in the Leased Premises (whether to a Third Party Purchaser or an Affiliate or subsidiary of Landlord), Landlord shall be automatically released from further performance under this Lease and from all further liabilities and expenses hereunder, provided the transferee of Landlord’s interest assumes all liabilities and obligations of Landlord hereunder from the date of such transfer.

22. Events of Default. The occurrence of any one or more of the following (after expiration of any applicable cure period as provided in Section 22) shall, at the sole option of Landlord, constitute an “Event of Default” under this Lease:

(a) Tenant shall fail to pay any Interim Rent or Minimum Rent as and when the same becomes due, and such failure continues for five (5) days after Landlord gives written notice thereof to Tenant, provided that if Tenant is more than five (5) days late in the payment of Interim Rent or Minimum Rent in any twelve (12) consecutive months period, only one notice need be given by Landlord during such twelve (12) consecutive months and any subsequent failure to pay Interim Rent or Minimum Rent on or before its due date within such twelve (12) consecutive months shall constitute an Even of Default after five (5) days without notice;

(b) Tenant shall fail to pay any Additional Rent or any other Monetary Obligation as and when the same becomes due and payable and such failure continues for more than five (5) days after Landlord gives written notice thereof to Tenant;

(c) a default occurs under Section 20;

(d) Tenant shall fail to perform and observe, or there shall occur a violation or breach of, any other provision hereof, not otherwise specifically mentioned in this Section 22 as and when such performance or observance is due and such failure, violation or breach continues for more than thirty (30) days after Landlord gives written notice thereof to Tenant; provided, however, that if such failure, violation or breach is not reasonably susceptible to cure within such period of thirty (30) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure, violation or breach within such period of thirty (30 days and thereafter prosecutes with diligence and dispatch and completes the curing of such failure, violation or breach within a reasonable time not to exceed one hundred eighty (180) days;

(e) any representation or warranty made by Tenant herein or in any certificate, demand or request made pursuant hereto proves to be incorrect, now or hereafter, in any material respect;

(f) a default beyond any applicable cure period or at maturity by Tenant in any payment of principal or interest on any obligations for borrowed money having an original principal balance of $10,000,000 or more in the aggregate, or in the performance of any other provision contained in any instrument under which any such obligation is created or secured (including the breach of any covenant thereunder), (x) if such payment is a payment at maturity or a final payment, or (y) if an effect of such default is to cause, or permit any Person to cause, such obligation to become due prior to its stated maturity;

(g) a default by Tenant beyond any applicable cure period in the payment of rent under, or in the performance of any other material provision of, any other lease or leases that have, in the aggregate, rental obligations over the terms thereof of $500,000 or more if the landlord under any such lease or leases commences to exercise its remedies thereunder;

(h) a final, non-appealable judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate shall be rendered against Tenant and the same shall remain undischarged for a period of sixty (60) consecutive days;

(i) Tenant shall (A) file, or consent by answer or otherwise to the filing against Tenant of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors’ relief law of any jurisdiction, (B) make a general assignment for the benefit of creditors, (C) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for itself or for any substantial part of the Leased Premises, (D) be unable to pay its debts as they mature or shall admit in writing its inability to pay its debts when due, or (E) take action for the purpose of any of the foregoing;

(j) a court or governmental authority shall enter an order, judgment or decree (A) appointing, without the consent of Tenant, a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or any substantial part of the Leased Premises, (B) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy, insolvency or other debtors’ relief law of any jurisdiction, or (C) ordering the dissolution, winding-up or liquidation of Tenant; and such order, judgment or decree shall remain undischarged or unstayed sixty (60) days after it is entered;

(k) Tenant shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution;

(l) the estate or interest of Tenant in any of the Leased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within sixty (60) days after it is made;

(m) Tenant shall fail to convey the Additional Properties to Landlord on or before January 31, 2007in accordance with the terms of the Purchase Agreement;

(n) Tenant shall fail to perform or observe, or there shall occur a violation or breach of, or a misrepresentation by Tenant under, any provision of any agreement or any other document between Tenant and Lender, if such failure, violation, breach or misrepresentation gives rise to a default beyond any applicable cure period with respect to any Loan;

(o) Guarantor shall engage, enter into, or publicly announce a Corporate Control Event, unless each of the following conditions precedent is satisfied (a “Permitted Transfer”):

(i) the successor to or transferee of Tenant of Guarantor (the “Transferee”) has a tangible net worth computed in accordance with GAAP consistently applied at least equal to the tangible net worth of Guarantor immediately prior to such Corporate Control Event, and satisfies the Corporate Control Criteria;

(ii) proof reasonably satisfactory to Landlord of such required net worth and satisfaction of the Corporate Control Criteria shall have been delivered to Landlord at least twenty (20) days prior to the effective date of any such Corporate Control Event;

(iii) the Transferee agrees directly with Landlord, by written instrument in form and substance reasonably satisfactory to Landlord, to be bound by all of the obligations and liabilities of Tenant under this lease or Guarantor under the Lease Guaranty, as the case may be;

(iv) in no event shall the originally named Tenant or Guarantor (or the entity into which Tenant or Guarantor is merged or consolidated) be released from its obligations under the Lease or the Lease Guaranty, as the case may be;

(v) any such transfer or transaction is for a legitimate, regular business purpose of Tenant or Guarantor and the Transferee, other than the direct or indirect transfer of Tenant’s interest in this Lease;

(vi) no Event of Default then exists or will exist immediately after giving effect to such Corporate Control Event; or

(p) a default, event of default or breach of any term or provision by Tenant (or an Affiliate of Tenant) under any agreement or document between Tenant (or an Affiliate of Tenant) and Landlord (or an Affiliate of Landlord); and

(q) an “Event of Default” as such term is defined in the Lease Guaranty.

23. Remedies and Damages Upon Default

(a) If an Event of Default shall have occurred and is continuing, Landlord shall have the right, at its sole option, then or at any time thereafter, to exercise its remedies and to collect damages from Tenant in accordance with this Section 23, subject in all events to applicable Law, without demand upon or notice to Tenant except as otherwise provided in Section 22 and this Section 23.

(i) Landlord may give Tenant notice of Landlord’s intention to terminate this Lease on a date specified in such notice and upon such date, this Lease, the estate hereby granted and all rights of Tenant hereunder shall expire and terminate. Upon such termination, Tenant shall immediately surrender and deliver possession of the Leased Premises to Landlord in accordance with Section 26. If Tenant does not so surrender and deliver possession of all of the Leased Premises, Landlord may re-enter and repossess any of the Leased Premises not surrendered, with legal process, by summary proceedings, ejectment or any other lawful means or procedure. Upon or at any time after taking possession of any of the Leased Premises, Landlord may, by peaceable means or legal process, remove any Persons or property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. Notwithstanding such entry or repossession, Landlord may collect the damages set forth in Section 23(b).

(ii) After repossession of any of the Leased Premises, Landlord shall have the right to relet any of the Leased Premises to such tenant or tenants, for such term or terms, for such rent, on such conditions and for such uses as Landlord in its sole discretion may determine, and collect and receive any rents payable by reason of such reletting. Landlord may make such Alterations in connection with such reletting as it may deem advisable in its sole discretion. Notwithstanding any such reletting, Landlord may collect the damages set forth in Section 23(b).

(iii) Landlord may declare by notice to Tenant the entire Interim Rent or Minimum Rent (in the amount of Interim Rent or Minimum Rent then in effect) for the remainder of the then current Term to be immediately due and payable. Tenant shall immediately pay to Landlord all such Interim Rent or Minimum Rent discounted to its Present Value, all accrued Rent then due and unpaid, all other Monetary Obligations which are then due and unpaid and all Monetary Obligations which arise or become due by reason of such Event of Default (including any Costs of Landlord). Upon receipt by Landlord of all such accelerated Interim Rent or Minimum Rent and Monetary Obligations, this Lease shall remain in full force and effect and Tenant shall have the right to possession of the Leased Premises from the date of such receipt by Landlord to the end of the Term, and subject to all the provisions of this Lease, including the obligation to pay all increases in Interim Rent or Minimum Rent and all Monetary Obligations that subsequently become due, except that (A) no Interim Rent or Minimum Rent which has been prepaid hereunder shall be due thereafter during the said Term, (B) Tenant shall have no option to extend or renew the Term.

(b) The following constitute damages to which Landlord shall be entitled if Landlord exercises its remedies under Section 23(a)(i) or 23(a)(ii):

(i) If Landlord exercises its remedy under Section 23(a)(i) but not its remedy under Section 23(a)(ii) (or attempts to exercise such remedy under Section 23(a)(ii) and is unsuccessful in reletting the Leased Premises) then, upon written demand from Landlord, Tenant shall pay to Landlord, as liquidated and agreed final damages for Tenant’s default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), and not as a penalty, an amount equal to the Present Value of all Interim Rent or Minimum Rent from the date of such demand to the date on which the Term is scheduled to expire hereunder in the absence of any earlier termination, re-entry or repossession. Tenant shall also pay to Landlord all of Landlord’s Costs in connection with the repossession of the Leased Premises and any attempted reletting thereof, including all brokerage commissions, legal expenses, reasonable attorneys’ fees, employees’ expenses, costs of Alterations and expenses and preparation for reletting.

(ii) If Landlord exercises its remedy under Section 23(a)(ii), then Tenant shall, until the end of what would have been the Term in the absence of the termination of the Lease, and whether or not any of the Leased Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord, on the date on which the same are due and payable under the terms of this Lease all Monetary Obligations which would be payable under this Lease by Tenant in the absence of such termination less the net proceeds, if any, of any reletting pursuant to Section 23(a)(ii), after deducting from such proceeds all of Landlord’s Costs (including the items listed in the last sentence of Section 23(b)(i) hereof) incurred in connection with such repossessing and reletting; provided that if Landlord has not relet the Leased Premises, such Costs of Landlord shall be considered to be Monetary Obligations payable by Tenant. Landlord shall also be entitled to recover from Tenant as damages for loss of the bargain, and not as a penalty, an amount equal to the sum of (1) the Present Value of the excess, if any, of (a) all Interim Rent and Minimum Rent payable under this Lease from the date of termination, reentry or repossession, as the case may be, over (b) the greater of (x) amount of the base rent obtained by Landlord after reletting the Leased Premises, or (y) the Fair Rental Value of the Leased Premises, plus (2) all of Landlord’s Costs (including the items listed in the last sentence of Section 23(b)(i) hereof). As used herein the “Fair Rental Value” of the Leased Premises means an amount equal to the fair market rental value of the Leased Premises considered as unencumbered by this Lease and available for the highest and best use that may be made thereof. Tenant shall be and remain liable for all sums aforesaid, and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by its own terms had there been no such Event of Default.

(c) Notwithstanding anything to the contrary herein contained, in lieu of or in addition to any of the foregoing remedies and damages, Landlord may exercise any remedies and collect any damages available to it at law or in equity. If Landlord is unable to obtain full satisfaction pursuant to the exercise of any remedy, it may pursue any other remedy which it has hereunder or at law or in equity, it being understood that the remedies set forth herein are not exclusive and are cumulative in addition to any remedies allowed now or after the date hereof by applicable law.

(d) Landlord shall not be required to mitigate any of its damages hereunder. If any Law shall validly limit the amount of any damages provided for herein to an amount which is less than the amount agreed to herein, Landlord shall be entitled to the maximum amount available under such Law.

(e) No termination of this Lease, repossession or reletting of the Leased Premises, exercise of any remedy or collection of any damages pursuant to this Section 23 shall relieve Tenant of any Surviving Obligations.

(f) THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EACH OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE, AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR THE COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS LEASE AND ANY CLAIMS OR DEFENSES ASSERTING THAT THIS LEASE WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE UNDERSIGNED TO EXECUTE THIS LEASE.

(g) Upon the occurrence of any Event of Default, Landlord shall have the right (but no obligation) to perform any act required of Tenant hereunder and, if performance of such act requires that Landlord enter the Leased Premises, Landlord may enter the Leased Premises for such purpose. Any such payment or performance by Landlord of Tenant’s obligations under this Lease shall be on Tenant’s account and at Tenant’s sole cost and expense, and as Additional Rent hereunder.

(h) No failure of Landlord (i) to insist at any time upon the strict performance of any provision of this Lease or (ii) to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof. A receipt by Landlord of any sum in satisfaction of any Monetary Obligation with knowledge of the breach of any provision hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in a writing signed by Landlord.

(i) Tenant hereby waives and surrenders, for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future Law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant’s right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future Law which exempts property from liability for debt or for distress for rent. Tenant hereby expressly waives the service of notice of intention to re-enter provided for in any statute now or hereafter in force, or to institute legal proceedings to that end, and also waives any and all right of redemption provided for in any statute now or hereafter in force in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms “enter”, “re-enter”, “entry” or “re-entry”, as used in this Lease, are not restricted to their technical legal meanings.

(j) Except as otherwise provided herein, all remedies are cumulative and concurrent and no remedy is exclusive of any other remedy. Each remedy may be exercised at any time an Event of Default has occurred and is continuing and may be exercised from time to time. No remedy shall be exhausted by any exercise thereof.

(k) Tenant shall pay all of Landlord’s legal costs, expenses and reasonable attorneys’ fees, expert fees and consultant fees in exercising any of Landlord’s rights and remedies against Tenant, whether set forth herein or at law or equity.

(l) If Landlord elects to terminate this Lease on account of any Event of Default on the part of Tenant, then Landlord may: (i) terminate any sublease, license, concession, or other consensual arrangement for possession entered into by Tenant and affecting any of the Leased Premises; or (ii) choose to succeed to Tenant’s interest in such arrangement. No payment by a subtenant with respect to a sublease shall entitle such subtenant to possession of the Leased Premises after termination of this Lease and Landlord’s election to terminate the sublease by the subtenant. If Landlord elects to succeed to Tenant’s interest in such arrangement, then Tenant shall, as of the date of notice given by Landlord to Tenant of such election, have no further right to, or interest in, any rent or other consideration receivable under that arrangement.

24. Notices. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease shall be in writing and shall be deemed to have been given and received for all purposes when delivered in person or by Federal Express or other reliable 24-hour delivery service or five (5) business days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address stated above or when delivery is refused. A copy of any notice given by Tenant to the originally named Landlord shall simultaneously be given by Tenant to Reed Smith LLP, 435 Sixth Avenue, Pittsburgh, Pennsylvania 15219, Attn: Chairman Real Estate Department, and to CIT Capital USA Inc., 505 Fifth Avenue, New York, New York 10017, Attn: General Counsel. For the purposes of this Section, any party may substitute another address stated above (or substituted by a previous notice) for its address by giving fifteen (15) days’ notice of the new address to the other party, in the manner provided above.

25. Estoppel Certificate. At any time upon not less than ten (10) days’ prior written request by either Landlord or Tenant (the “Requesting Party”) to the other party (the “Responding Party”), the Responding Party shall deliver to the Requesting Party a statement in writing, executed by an authorized officer of the Responding Party, certifying (a) that, except as otherwise specified, this Lease is unmodified and in full force and effect, (b) the dates to which Interim Rent, Minimum Rent, Additional Rent and all other Monetary Obligations have been paid, (c) that, to the knowledge of the signer of such certificate and except as otherwise specified, no default by either Landlord or Tenant exists hereunder, (d) such other matters as the Requesting Party may reasonably request, and (e) if Tenant is the Responding Party that, except as otherwise specified, there are no proceedings pending or, to the knowledge of the signer, threatened, against Tenant before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition and operations of Tenant. Any such statements by the Responding Party may be relied upon by the Requesting Party, any Person whom the Requesting Party notifies the Responding Party in its request for the Certificate is an intended recipient or beneficiary of the Certificate, any Lender or their assignees and by any prospective purchase or mortgagee of any of the Leased Premises. Any certificate required under this Section 25 and delivered by Tenant shall state that, in the opinion of each person signing the same, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to the subject matter of such certificate, and shall briefly state the nature of such examination or investigation. In addition to the rights of Landlord and Tenant to obtain estoppel certificates, Tenant shall, upon Lender’s request at any time, and from time to time during the existence of the Loan, and upon any foreclosure of the Loan or transfer in lieu thereof, deliver to Lender an estoppel certificate executed by Tenant, which Tenant shall provide in the same manner and with the same content and effect as estoppel certificates to be delivered by Tenant to Landlord, except that the estoppel certificate to Lender shall include such additional information as Lender may reasonably request.

26. Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises to Landlord in the same condition in which the Leased Premises was at the commencement of this Lease, except as repaired, rebuilt, restored, altered, replaced or added to as permitted or required by any provision of this Lease, and except for ordinary wear and tear. Upon such surrender, Tenant shall (a) remove from the Leased Premises all personal property, Trade Fixtures and equipment (other than the Building Equipment) which is owned by Tenant or third parties other than Landlord and (b) repair any damage caused by such removal. The personal property, Trade Fixtures and equipment not so removed shall become the property of Landlord. Landlord may thereafter cause such property to be removed from the Leased Premises. The cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be paid by Tenant to Landlord upon demand. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any such property which becomes the property of Landlord pursuant to this Section 26. If Tenant holds over in possession after the expiration of the Term, then such holding over shall not be deemed to extend the Term or renew this Lease, but rather the tenancy thereafter shall continue as a tenancy at sufferance pursuant to the terms and conditions herein contained, at one hundred fifty percent (150%) of the Interim Rent or Minimum Rent in effect on the date of such expiration (plus the requirement that Tenant pay to Landlord all Additional Rent); and Tenant shall indemnify, defend, protect (with counsel selected by Landlord) and hold Landlord and all Indemnitees wholly free and harmless of, from and against any and all damages, losses, costs, expenses and claims arising therefrom, including reasonable attorneys’ fees and costs. This Section 26 shall survive expiration, termination or rejection in bankruptcy of the Lease.

27. No Merger of Title. There shall be no merger of the leasehold estate created by this Lease with the fee estate in any of the Leased Premises by reason of the fact that the same Person may acquire or hold or own, directly or indirectly, (a) the leasehold estate created hereby or any part thereof or interest therein and (b) the fee estate in any of the Leased Premises or any part thereof or interest therein, unless and until all Persons having any interest in the interests described in (a) and (b) above which are sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

28. Books and Records.

(a) Tenant shall keep adequate records and books of account with respect to the finances and business of Tenant generally and with respect to the Leased Premises, in accordance with GAAP consistently applied, and shall permit Landlord and Lender by their respective agents, accountants and attorneys, upon three (3) business days’ prior written notice to Tenant, to visit and inspect the Leased Premises and examine (and make copies of) the records and books of account and to discuss the finances and business with the officers of Tenant, at such reasonable times as may be requested by Landlord; provided, however, that Landlord shall not make such request more than once during any consecutive twelve-month period. Upon the request of Lender or Landlord (either telephonically or in writing), Tenant shall provide the requesting party with copies of any information to which such party would be entitled in the course of a personal visit.

(b) Tenant shall deliver to Landlord and to Lender within ninety (90) days of the close of each fiscal year, annual audited financial statements of Tenant prepared by a nationally recognized firm of independent certified public accountants. Tenant shall also furnish to Landlord within forty-five (45) days after the end of each of the three first calendar quarters in each calendar year unaudited financial statements and all other quarterly reports of Tenant, certified by, respectively, Tenant’s chief financial officer. All financial statements of Tenant shall be prepared in accordance with GAAP consistently applied. All annual financial statements shall be accompanied by an opinion of said accountants stating that (A) there are no qualifications as to the scope of the audit and (B) the audit was performed in accordance with GAAP.

(c) All financial statements required under this Section 28 shall be accompanied by the certification of the president or a vice president of Tenant in the form attached hereto as Exhibit H, dated within five (5) days of the delivery of such statement, stating that (A) the affiant knows of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default which has occurred and is continuing hereunder or, if any such event has occurred and is continuing, specifying the nature and period of existence thereof and what action Tenant has taken or proposes to take with respect thereto and (B) except as otherwise specified in such affidavit, that Tenant has fulfilled all of its obligations under this Lease which are required to be fulfilled on or prior to the date of such affidavit.

29. Non-Recourse as to Landlord. Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Leased Premises and not against any other assets, properties or funds of (i) Landlord, (ii) Landlord’s members, and any entity controlling, controlled by, or in common control of Landlord or Landlord’s members, any director, officer, general partner, shareholder, limited partner, beneficiary, employee, consultant, contractor or agent of Landlord or any general partner of Landlord or any of its general partners (or any legal representative, heir, estate, successor or assign of any thereof), (iii) any predecessor or successor limited liability company, partnership or corporation (or other entity) of Landlord or any of its members, managers, general partners, shareholders, officers, directors, employees or agents, either directly or through Landlord or its general partners, shareholders, officers, directors, employees or agents or any predecessor or successor partnership or corporation (or other entity), (iv) any Lender, and any lender to a Person holding an interest in Landlord, (v) any Person affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof; or (vi) the heirs, successors, personal representatives and assigns of any of the foregoing.

30. Financing. If Landlord desires to obtain a Loan, Tenant shall, upon request of Landlord, supply any such Lender with such notices and information as Tenant is required to give to Landlord hereunder and to extend the rights of Landlord hereunder to any such Lender and to consent to such financing if such consent is requested by such Lender. Tenant shall execute a non-disturbance and attornment agreement, which may require Tenant to confirm that (a) Lender and its assigns will not be liable for any misrepresentation, act or omission of Landlord, (b) Lender and its assigns will not be subject to any counterclaim, demand or offset which Tenant may have against Landlord, (c) Lender and its assigns will not be bound by any amendment to this Lease not consented to in writing by Landlord, and (d) Landlord has assigned its interest in the Lease to Lender and no consent or approval of Landlord pursuant to this Lease shall be effective without Lender’s consent.

31. Subordination. This Lease, any memorandum of this Lease and Tenant’s interest hereunder shall be subordinate to any Mortgage or other security instrument presently recorded or hereafter placed upon the Leased Premises by Landlord, and to any and all advances made or to be made thereunder, to the interest thereon, and all renewals, replacements and extensions thereof; provided, however, that such Mortgage or other security instrument (or a separate contemporaneous or subsequent instrument in recordable form duly executed by Lender and delivered to Tenant) shall include commercially reasonable subordination, non-disturbance and attornment provisions (“SNDA Provisions”), which Tenant will execute and deliver, without cost to Landlord or Lender. Such SNDA Provisions may provide, among other matters, that if any foreclosure proceedings are initiated by Lender or a deed in lieu is granted (or if any ground lease is terminated), Tenant agrees, upon written request of any such holder or any purchaser at foreclosure sale, to attorn and pay Rent to such party and to execute and deliver any instruments necessary or appropriate to evidence or effectuate such attornment, provided such Lender or purchaser at a foreclosure sale shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant does not default and fail to cure within the time permitted hereunder. The SNDA Provisions shall also include such other provisions as may be commercially reasonably requested by Lender. However, in the event of attornment, Lender shall not be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (prior to such Lender becoming Landlord under such attornment), or(ii) liable for any security deposit or bound by any prepaid Rent not actually received by Lender. The SNDA provisions may also include provisions set forth in the last sentence of Section 30 of this Lease.

32. Tax Treatment; Reporting. Landlord and Tenant each acknowledge that each shall treat this transaction as a true lease for state law purposes and shall report this transaction as a Lease for Federal income tax purposes. For Federal income tax purposes each shall report this Lease as a true lease with Landlord as the owner of the Leased Premises and Building Equipment and Tenant as the lessee of such Leased Premises and Building Equipment including: (1) treating Landlord as the owner of the property eligible to claim depreciation deductions under Section 167 or 168 of the Code with respect to the Leased Premises and Building Equipment, (2) Tenant reporting its Rent payments as rent expense under Section 162 of the Code, and (3) Landlord reporting the Rent payments as rental income.

33. Miscellaneous.

(a) The Section headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

(b) As used in this Lease, the singular shall include the plural and any gender shall include all genders as the context requires and the following words and phrases shall have the following meanings: (i) “including” shall mean “including without limitation”; (ii) “provisions” shall mean “provisions, terms, agreements, covenants and/or conditions”; (iii) “lien” shall mean “lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust”; (iv) “obligation” shall mean “obligation, duty, agreement, liability, covenant and/or condition”; (v) “any of the Leased Premises” shall mean “the Leased Premises or any part thereof or interest therein”; (vi) “any of the Land” shall mean “the Land or any part thereof or interest therein”; (vii) “any of the Improvements” shall mean “the Improvements or any part thereof or interest therein”; and (viii) “any of the Building Equipment” shall mean “the Building Equipment or any part thereof or interest therein”.

(c) Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Each appointment of Landlord as attorney-in-fact for Tenant hereunder is irrevocable and coupled with an interest. Except as otherwise specifically provided herein, Landlord shall not unreasonably withhold or delay its consent whenever such consent is required under this Lease, except that with respect to any assignment of this Lease or subletting of the Leased Premises not expressly permitted by the terms of this Lease. Time is of the essence with respect to the performance by Tenant of all of its obligations under this Lease.

(d) Landlord shall in no event be construed for any purpose to be a partner, joint venturer or associate of Tenant or of any subtenant, operator, concessionaire or licensee of Tenant with respect to any of the Leased Premises or otherwise in the conduct of their respective businesses.

(e) This Lease and any documents which may be executed by Tenant on or about the effective date hereof at Landlord’s request constitute the entire agreement between the parties and supersede all prior understandings and agreements, whether written or oral, between the parties hereto relating to the Leased Premises and the transactions provided for herein. Landlord and Tenant are business entities having substantial experience with the subject matter of this Lease and have each fully participated in the negotiation and drafting of this Lease. Accordingly, this Lease shall be construed without regard to the rule that ambiguities in a document are to be construed against the drafter.

(f) This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

(g) Subject to the terms and provisions of Section 20 hereof, the covenants of this Lease shall run with the land and bind Tenant, its successors and assigns and all present and subsequent encumbrancers and subtenants of any of the Leased Premises, and shall inure to the benefit of Landlord, its successors and assigns. If there is more than one Tenant, the obligations of each shall be joint and several.

(h) If any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(i) This Lease shall be governed by and construed and enforced in accordance with the Laws of the State.

(j) Except as otherwise expressly stated in this Lease, any consent or approval required to be obtained from Landlord may be granted by Landlord in its sole discretion. In any instance in which Landlord agrees not to act unreasonably, Tenant hereby waives any claim for damages against or liability of Landlord which is based upon a claim that Landlord has unreasonably withheld or unreasonably delayed any consent or approval requested by Tenant, and Tenant agrees that its sole remedy shall be an action for declaratory judgment. If with respect to any required consent or approval Landlord is required by the express provisions of this Lease not to unreasonably withhold or delay its consent or approval, and if it is determined in any such proceeding referred to in the preceding sentence that Landlord acted unreasonably, the requested consent or approval shall be deemed to have been granted; however, Landlord shall have no liability whatsoever to Tenant for its refusal or failure to give such consent or approval. Tenant’s sole remedy for Landlord’s unreasonably withholding or delaying, consent or approval shall be as provided in this Section.

(k) Landlord and Tenant each represents to the other that no broker has been involved in this Lease. Landlord and Tenant agree that if any claim for brokerage commissions are ever made against Landlord or Tenant in connection with this Lease, all claims shall be handled and paid by the party whose actions or alleged commitments form the basis of such claim.

(l) This Lease may be executed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Lease Agreement is executed as of the day and year first above written.

LANDLORD:

CIT CRE LLC, a Delaware limited liability company

By:

Title:

TENANT:

LEONARD’S METAL, INC., a Missouri corporation

By:

Title:

[Signature Page to Lease Agreement]

EXHIBIT A

INITIAL PREMISES

Address	City	State

3600 Mueller Road	St. Charles	Missouri

[attach legal description]

EXHIBIT B

ADDITIONAL PREMISES

Address	City	State

2629 Esthner Court	Wichita	Kansas
3030 No. Hwy. 94	St. Charles	Missouri

[attach legal descriptions]

EXHIBIT C

BUILDING EQUIPMENT

All fixtures, machinery, apparatus, equipment, fittings and appliances of every kind and nature whatsoever now or hereafter affixed or attached to or installed in any of the Leased Premises (except as hereafter provided), including all electrical, anti-pollution, heating, lighting (including hanging fluorescent lighting), incinerating, power, air cooling, air conditioning, humidification, sprinkling, plumbing, lifting, cleaning, fire prevention, fire extinguishing and ventilating systems, devices and machinery and all engines, pipes, pumps, tanks (including exchange tanks and fuel storage tanks), motors, conduits, ducts, steam circulation coils, blowers, steam lines, compressors, oil burners, boilers, doors, windows, loading platforms, lavatory facilities, stairwells, fencing (including cyclone fencing), passenger elevators, together with all additions thereto, substitutions therefor and replacements thereof required or permitted by this Lease, but excluding the Trade Fixtures.

EXHIBIT D

MINIMUM RENT ALLOCATION SCHEDULE

[Attach Minimum Rent Schedule]

EXHIBIT E

CERTIFICATION RELATED TO THE USA PATRIOT ACT

The undersigned (“Tenant”) hereby certifies to CIT CRE LLC (“Landlord”) the following:

1.      Tenant maintains a place of business that is located at a fixed address (other than an electronic address or post office box) known as __________________________.

2.      Tenant has no knowledge that it is not in full compliance with laws relating to bribery, corruption, fraud, money laundering and the Foreign Corrupt Practices Act.

3. The names and addresses of Tenant’s Owners (defined hereinafter), officers and directors are accurately reflected on Annex A to this certification. “Owner” means any individual who owns, controls, or has the power to vote more than 5% of any class of Tenant’s stock, or otherwise controls or has the power to control Tenant.

4.      None of said owners, officers or directors appears on any of the following lists maintained by the United States government (“Government Lists”):

(a) The two lists maintained by the United States Department of Commerce (Denied Persons and Entities; the Denied Persons list can be found at www.bxa.doc.gov/DPL/Default.shtm; the Entity List can be found at www.bxa.doc.gov/Entities/Default.htm;

(b) The list maintained by the United States Department of Treasury (Specially Designated Nationals and Blocked Persons, which can be found at www.ustreas.gov/ofac/t11sdn.pdf);

(c) Two lists maintained by the United States Department of State (Terrorist Organizations and Debarred Parties; the State Department List of Terrorists can be found at www.state.gov/s/ct/rls/fs/2001/6531.htm; the List of Debarred Parties can be found at www.pmdtc.org/debar059.htm); and

(d) Any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the rules and regulations of Office of Foreign Assets Control, U.S. Department of the Treasury, or by any other government.

5.     Tenant does not transact business on behalf of, or for the direct or indirect benefit of, any individual or entity named on any Government List.

I, _____________________, certify that I have read and understand this Certification and that the statements made in this certification and the attached Annexes are true and correct.

TENANT:

LEONARD’S METAL, INC.

By:
Title:

Executed on this _____ day of ___________, 20__.

EXHIBIT F

DETERMINATION OF FAIR MARKET RENTAL VALUE OF THE LEASED PREMISES

Determination of Fair Market Rental Value of the Leased Premises under Section 6 of this Lease shall be made in accordance with the following procedures:

(a) Fair Market Rental Value of the Leased Premises shall be determined by the agreement of two (2) qualified appraisers (each, an “Initial Appraiser”), one of which shall be selected by Landlord and the other of which shall be selected by Tenant as set forth in this Exhibit F. Tenant shall identify in writing, as part of Tenant’s written notice exercising a Renewal Term option, its determination of the Fair Market Rental Value of the Leased Premises and the Initial Appraiser who will be selected and retained by Tenant and, in such notice, specifically identify such Initial Appraiser’s name, address, phone number and professional qualifications. Within thirty (30) days after receipt of notice of Tenant’s determination and Initial Appraiser, Landlord shall either accept Tenant’s evaluation or provide notice of Landlord’s determination of the Fair Market Rental Value of the Leased Premises and the Initial Appraiser selected and retained by Landlord, and, in such notice, identify such Initial Appraiser’s name, address, phone number and professional qualifications. For thirty (30) days after Tenant’s receipt of such notice from Landlord, the parties shall endeavor to reach agreement on the Fair Market Rental Value of the Leased Premises for the applicable Renewal Term. If the parties fail to reach agreement, then each of Landlord and Tenant shall direct, in writing with a copy to the other party, its Initial Appraiser to work with the other party’s Initial Appraiser to endeavor to determine and reach agreement upon the Fair Market Rental Value of the Leased Premises, and thereafter to deliver in writing to Landlord and Tenant within thirty (30) days (such 30-day period, the “Valuation Period”) the agreed-upon Fair Market Rental Value of the Leased Premises (such notice, the “Valuation Notice”). The costs and expenses of each Initial Appraiser shall be paid by the party selecting such Initial Appraiser. If Tenant fails to identify in writing an Initial Appraiser as required by this Exhibit F, Landlord shall identify and select an Initial Appraiser on behalf of Tenant; provided, however, that Tenant shall be liable for the costs and expenses of such Initial Appraiser identified and selected on Tenant’s behalf by Landlord as if Tenant had identified and selected such Initial Appraiser.

(b) If the Initial Appraisers are not able to reach agreement upon the Fair Market Rental Value of the Leased Premises within the Valuation Period, within ten (10) days after the end of the Valuation Period, then (i) each Initial Appraiser shall deliver a written notice to Landlord, Tenant and the other Initial Appraiser setting forth such Initial Appraiser’s valuation of the Fair Market Rental Value of the Leased Premises (each, an “Initial Valuation”), and (ii) the Initial Appraisers shall jointly select a third qualified appraiser (the “Third Appraiser”). The Initial Appraisers shall, in writing with a copy to Landlord and Tenant, direct the Third Appraiser to determine a valuation of the Fair Market Rental Value of the Leased Premises, and to deliver in writing to Landlord, Tenant and the Initial Appraisers such valuation (the “Third Valuation”) within twenty (20) days of the date of the written direction retaining such Third Appraiser. After Landlord, Tenant and the Initial Appraisers have each received copies of the Initial Valuations and the Third Valuation, the Fair Market Rental Value of the Leased Premises shall be the determined as the arithmetic mean of the two valuations that are closest in value to each other. If the Initial Appraisers are unable to agree upon the designation of a Third Appraiser within the requisite time period or if the Third Appraiser selected does not make a valuation of the Fair Market Rental Value of the Leased Premises within twenty (20) days after being directed to do so by the Initial Appraisers, then such Third Appraiser or a substitute Third Appraiser, as applicable, shall, at the request of Landlord or Tenant, be appointed by the President or Chairman of the American Arbitration Association in New York, New York. The costs and expenses of the Third Appraiser (and substitute Third Appraiser and the American Arbitration Association, if applicable) shall be divided evenly between, and paid for by, Landlord and Tenant.

(c) All appraisers selected or appointed pursuant to this Exhibit F shall be independent qualified appraisers having not less than ten (10) years’ experience in the appraisal of properties similar to the Leased Premises. Such appraisers shall not have any right, power or authority to alter or modify any of the provisions of this Lease.

(d) Notwithstanding the foregoing, if Landlord and Tenant are able to agree upon a Fair Market Rental Value of the Leased Premises prior to the date on which the Initial Appraisers deliver their Initial Valuations, Landlord and Tenant shall execute an agreement setting forth such agreed-upon Fair Market Rental Value of the Leased Premises, and waiving each party’s right to have the Fair Market Rental Value of the Leased Premises determined in accordance with the procedures set forth in subsections (a) and (b) of this Exhibit F.

EXHIBIT G

ENVIRONMENTAL REPORTS

1. 3600 Mueller Road, St. Charles, Missouri:

Phase I Environmental Site Assessment Report (LAC Project No. 06-44054.3) prepared by LandAmerica Assessment Corporation dated December 26, 2006.

Environmental Violations and Hazardous Conditions Disclosed:

[none]

Remediation Actions to be Undertaken:

Develop and implement an asbestos O&M program for the property

2. 2629 Esthner Court, Wichita, Kansas:

[Environmental Site Assessment Report by LandAmerica Assessment Corporation]

Environmental Violations and Hazardous Conditions Disclosed:

[to be identified prior to the Additional Closing Date (as defined in the Purchase Agreement)]

Remediation Actions to be Undertaken:

[describe actions, if any, to be taken with respect to any Environmental Violations and Hazardous Conditions identified prior to the Additional Closing Date]

3. 3030 No. Hwy. 94, St. Charles, Missouri:

[Environmental Site Assessment Report by LandAmerica Assessment Corporation]

Environmental Violations and Hazardous Conditions Disclosed:

[to be identified prior to the Additional Closing Date]

Remediation Actions to be Undertaken:

[describe actions, if any, to be taken with respect to any Environmental Violations and Hazardous Conditions identified prior to the Additional Closing Date]

EXHIBIT H

FORM OF CERTIFICATION

TO: CIT CRE LLC

This Compliance Certificate is furnished pursuant to that certain Lease Agreement dated as of December ____, 2006 (as the same may be amended, restated or otherwise modified from time to time, the “Lease Agreement”), between CIT CRE LLC, as landlord, and Leonard’s Metal, Inc., as tenant. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings defined in the Lease Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.	I am the duly elected ______________________ of Tenant.

2.
I have reviewed the terms of the Lease Agreement and I have made, or have caused to be made under my supervision, a review of the transactions and conditions of Tenant during the accounting period covered by the attached financial statements.

3.
The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default as of the date of this Compliance Certificate and except as otherwise specified in this Certification, Tenant has fulfilled all of its obligations under this Lease which are required to be fulfilled on or prior to the date of this Certification.

4.	The attached Financial Statements have been prepared in accordance with GAAP applied consistently throughout the period and with prior periods (except as disclosed therein).

This Compliance Certificate, together with the schedules hereto, is executed and delivered this ______ day of _________________, 200__.

Print Name:
Title: